                                                                   Exhibit 10.31

                       AMENDED AND RESTATED LOAN AGREEMENT

                                     between

                         SLT REALTY LIMITED PARTNERSHIP

                                       and

                       CP HOTEL REALTY LIMITED PARTNERSHIP

                                       and

                          MIDLAND BUILDING CORPORATION

                                       and

                             STARWOOD LODGING TRUST

                                       and

                          LEHMAN BROTHERS HOLDINGS INC.
                        D/B/A LEHMAN CAPITAL, A DIVISION
                        OF LEHMAN BROTHERS HOLDINGS INC.



                           Dated as of April 26, 1996



                           Loan Amount of $93,960,000

                                TABLE OF CONTENTS

SECTION 1.                 DEFINITIONS.................................................................-1-
         Section 1.1       Definitions.................................................................-1-

SECTION 2.                 THE LOAN...................................................................-19-
         Section 2.1       Intentionally Deleted......................................................-19-
         Section 2.2       Intentionally Deleted......................................................-20-
         Section 2.3       Intentionally Deleted......................................................-20-
         Section 2.4       The Note...................................................................-20-
         Section 2.5       Interest...................................................................-20-
         Section 2.6       Interest Periods...........................................................-21-
         Section 2.7       Minimum Amount of Eurodollar Portions......................................-22-
         Section 2.8       Conversion or Continuation.................................................-22-
         Section 2.9       Intentionally Deleted......................................................-23-
         Section 2.10      Intentionally Deleted......................................................-23-
         Section 2.11      Voluntary Prepayments......................................................-23-
         Section 2.12      Mandatory Prepayments......................................................-23-
         Section 2.13      Application of Payments and Prepayments....................................-23-
         Section 2.14      Method and Place of Payment................................................-23-
         Section 2.15      Intentionally Deleted......................................................-24-
         Section 2.16      Interest Rate Unascertainable, Increased Costs, Illegality.................-24-
         Section 2.17      Funding Losses.............................................................-26-
         Section 2.18      Increased Capital..........................................................-26-
         Section 2.19      Taxes......................................................................-26-
         Section 2.20      Use of Proceeds............................................................-27-
         Section 2.21      Intentionally Deleted......................................................-27-
         Section 2.22      Intentionally Deleted......................................................-27-
         Section 2.23      Intentionally Deleted......................................................-27-
         Section 2.24      Intentionally Deleted......................................................-27-
         Section 2.25      Intentionally Deleted......................................................-28-
         Section 2.26      Intentionally Deleted......................................................-28-

SECTION 3.                 CONDITIONS PRECEDENT.......................................................-28-
         Section 3.1       Conditions Precedent to the Initial Advance................................-28-
         Section 3.2       Conditions Precedent to the Final Advance..................................-34-
         Section 3.3       Acceptance of the Loan.....................................................-36-
         Section 3.4       Sufficient Counterparts....................................................-36-

SECTION 4.                 REPRESENTATIONS AND WARRANTIES.............................................-36-
         Section 4.1       Corporate/Partnership Status...............................................-36-
         Section 4.2       Corporate/Partnership Power and Authority..................................-36-
         Section 4.3       No Violation...............................................................-37-
         Section 4.4       Litigation.................................................................-37-
         Section 4.5       Financial Statements: Financial Condition; etc.............................-37-
         Section 4.6       Solvency...................................................................-38-

         Section 4.7       Material Adverse Change....................................................-38-
         Section 4.8       Use of Proceeds; Margin Regulations........................................-38-
         Section 4.9       Governmental Approvals.....................................................-38-
         Section 4.10      Security Interests and Liens...............................................-38-
         Section 4.11      Tax Returns and Payments...................................................-38-
         Section 4.12      ERISA......................................................................-38-
         Section 4.13      Intentionally Omitted......................................................-40-
         Section 4.14      Representations and Warranties in Loan Documents...........................-40-
         Section 4.15      True and Complete Disclosure...............................................-40-
         Section 4.16      Ownership of Real Property; Existing Security Instruments..................-40-
         Section 4.17      No Default.................................................................-40-
         Section 4.18      Licenses, etc..............................................................-40-
         Section 4.19      Compliance With Law........................................................-41-
         Section 4.20      Brokers....................................................................-41-
         Section 4.21      Judgments..................................................................-41-
         Section 4.22      Property Manager...........................................................-41-
         Section 4.23      Assets of the REIT.........................................................-41-
         Section 4.24      REIT Status................................................................-42-
         Section 4.25      The Partnership............................................................-42-
         Section 4.26      Maryland Guarantor and the Maryland Partnership............................-42-
         Section 4.27      Intercompany Debt..........................................................-42-
         Section 4.28      Personal Property..........................................................-42-
         Section 4.29      Operations.................................................................-42-
         Section 4.30      Stock......................................................................-42-
         Section 4.31      Intentionally Deleted......................................................-42-
         Section 4.32      Status of Maryland Guarantor and Maryland Partnership......................-42-
         Section 4.33      Survival...................................................................-43-
         Section 4.34      Illinois Guarantor and Midland Hotel.......................................-43-
         Section 4.35      Status of Illinois Guarantor and Midland Hotel.............................-43-

SECTION 5.                 AFFIRMATIVE COVENANTS......................................................-43-
         Section 5.1       Financial Reports..........................................................-43-
         Section 5.2       Books, Records and Inspections.............................................-46-
         Section 5.3       Maintenance of Insurance...................................................-46-
         Section 5.4       Taxes......................................................................-46-
         Section 5.5       Corporate Franchises; Conduct of Business..................................-46-
         Section 5.6       Compliance with Law........................................................-47-
         Section 5.7       Performance of Obligations.................................................-47-
         Section 5.8       Stock......................................................................-47-
         Section 5.9       Maintenance of Personal Property...........................................-47-
         Section 5.10      Maintenance of Properties..................................................-47-
         Section 5.11      Compliance with ERISA......................................................-47-
         Section 5.12      Settlement/Judgment Notice.................................................-49-
         Section 5.13      Acceleration Notice........................................................-49-
         Section 5.14      Intentionally Deleted......................................................-49-
         Section 5.15      Intentionally Deleted......................................................-49-
         Section 5.16      Intentionally Deleted......................................................-49-

         Section 5.17      Intentionally Deleted......................................................-49-
         Section 5.18      Intentionally Deleted......................................................-49-
         Section 5.19      Minimum Spending Requirement and Deferred Maintenance
                  Spending Requirement................................................................-49-
         Section 5.20      Intentionally Deleted......................................................-50-
         Section 5.21      Manager....................................................................-50-
         Section 5.22      Further Assurances.........................................................-50-
         Section 5.23      REIT Status................................................................-50-
         Section 5.24      Mortgage Covenants.........................................................-50-
         Section 5.25      Intentionally Deleted......................................................-51-
         Section 5.26      Maintenance of Control.....................................................-51-
         Section 5.27      Maintenance of Intercompany Debt...........................................-51-
         Section 5.28      Transfer of Licenses.......................................................-51-
         Section 5.29      Environmental Monitoring...................................................-51-
         Section 5.30      Keep Well Covenants........................................................-51-

SECTION 6.                 NEGATIVE COVENANTS.........................................................-52-
         Section 6.1       Intentionally Deleted......................................................-52-
         Section 6.2       Intentionally Deleted......................................................-52-
         Section 6.3       Liens......................................................................-52-
         Section 6.4       Restriction on Fundamental Changes.........................................-53-
         Section 6.5       Transactions with Affiliates...............................................-53-
         Section 6.6       Plans......................................................................-53-
         Section 6.7       Intentionally Deleted......................................................-54-
         Section 6.8       Operating Leases...........................................................-54-
         Section 6.9       Borrower's Partnership Agreement...........................................-54-

SECTION 7.                 EVENTS OF DEFAULT..........................................................-54-
         Section 7.1       Events of Default..........................................................-54-
         Section 7.2       Rights and Remedies........................................................-57-

SECTION 8.                 Intentionally Deleted......................................................-58-

SECTION 9.                 MISCELLANEOUS..............................................................-58-
         Section 9.1       Payment of Lender's Expenses, Indemnity, etc...............................-58-
         Section 9.2       Notices....................................................................-59-
         Section 9.3       Successors and Assigns; Participations; Assignments........................-61-
         Section 9.4       Amendments and Waivers.....................................................-61-
         Section 9.5       No Waiver; Remedies Cumulative.............................................-61-
         Section 9.6       Governing Law; Submission to Jurisdiction..................................-62-
         Section 9.7       Confidentiality; Disclosure of Information.................................-62-
         Section 9.8       Non-Recourse...............................................................-62-
         Section 9.9       Intentionally Deleted......................................................-64-
         Section 9.10      Borrower's, Guarantor's and REIT's Assignment..............................-64-
         Section 9.11      Counterparts...............................................................-65-
         Section 9.12      Effectiveness..............................................................-65-
         Section 9.13      Headings Descriptive.......................................................-65-

         Section 9.14      Marshaling; Recapture......................................................-65-
         Section 9.15      Severability...............................................................-65-
         Section 9.16      Survival...................................................................-65-
         Section 9.17      Domicile of Loan Portions..................................................-65-
         Section 9.18      Intentionally Omitted......................................................-65-
         Section 9.19      Calculations; Computations.................................................-65-
         Section 9.20      WAIVER OF TRIAL BY JURY....................................................-66-
         Section 9.21      No Joint Venture...........................................................-66-
         Section 9.22      Estoppel Certificates......................................................-66-
         Section 9.23      No Other Agreements........................................................-66-
         Section 9.24      Controlling Document.......................................................-66-
         Section 9.25      No Benefit to Third Parties................................................-67-
         Section 9.26      Joint and Several..........................................................-67-

                                    EXHIBITS

Exhibit A         Notice of Continuation [Borrower]

Exhibit B         Notice of Voluntary Prepayment [Borrower]

Exhibit C         Form of Tenant Estoppel

Exhibit D         Form of Franchisor Estoppel

                                    SCHEDULES

Schedule 1         Allocated Loan Amounts
Schedule 2         Real Property Assets
Schedule 3         Franchise Agreements
Schedule 4         Required Estoppel Certificates
Schedule 5         Litigation
Schedule 6         Employee Benefit Plans
Schedule 7         Liens
Schedule 8         INTENTIONALLY DELETED
Schedule 9         Intercompany Debt
Schedule 10        Operating Leases
Schedule 11        Permitted Financing per Real Property Asset
Schedule 12        INTENTIONALLY DELETED
Schedule 13        REIT Business Operations
Schedule 13A       Corporation Business Operations
Schedule 14        Management Fees and Franchise Fees
Schedule 15        INTENTIONALLY DELETED
Schedule 16        Minimum Spending Requirement
Schedule 17        Deferred Maintenance Spending Requirement
Schedule 18        Liquor Licenses
Schedule 19        Holiday Inn Property Improvement Plan


                                    EXHIBITS

Exhibit A         Notice of Conversion or Continuation
Exhibit B         Notice of Voluntary Prepayment
Exhibit C         Form of Tenant Estoppel Certificate
Exhibit D         Form of Franchisor Estoppel and Recognition Letter

                  THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of April 26, 1996, is made among SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), CP HOTEL REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Maryland Guarantor"), MIDLAND BUILDING CORPORATION, an Illinois corporation ("Illinois Guarantor"; Maryland Guarantor and Illinois Guarantor being hereinafter collectively referred to as "Guarantor"), STARWOOD LODGING TRUST, a Maryland real estate investment trust (the "REIT"), and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, ("Lender").


                              PRELIMINARY STATEMENT

         Borrower, Maryland Guarantor, the REIT and Lender entered into a certain Loan Agreement dated as of March 22, 1996 (the "Prior Loan Agreement").

         Borrower, Guarantor, the REIT and Lender desire to amend and restate the Prior Loan Agreement in its entirety.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  A. Neither this Agreement nor anything contained herein shall be construed as a substitution or novation of the indebtedness evidenced hereby or of the Prior Loan Agreement, which shall remain in full force and effect, as supplemented, increased, amended and restated, as provided herein.

                  B. All of the terms, provisions and obligations contained in the Prior Loan Agreement are hereby supplemented, amended and restated in their entirety to read as follows:


                  SECTION 1. DEFINITIONS.

                  Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

                  "Accounts Receivable" shall mean all income and revenues or rights to receive all income and revenues arising from the operation of the Real Property Assets and all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Real Property Assets or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Borrower's and Guarantor's rights to payment from any consumer credit/charge card organization or entity (such as, or similar to, the organizations or entities which sponsor and administer the American

Express Card, the Visa Card, the Bankamericard, the Carte Blanche Card, or the Mastercard) arising with respect to the Real Property Assets, (iii) Borrower's and Guarantor's rights in, to and under all purchase orders for goods, services or other property arising with respect to the Real Property Assets, (iv) Borrower's and Guarantor's rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Borrower or Guarantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower or Guarantor) arising with respect to the Real Property Assets and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom.

                  "Adjusted Operating Lease Payments" shall mean, with respect to all Operating Leases, the sum of Base Rent (as defined in the related Operating Lease) and Percentage Rent (as defined in the related Operating Lease) that would be due and payable under the Operating Leases if Gross Receipts and Gross Sales (as each term is defined in the Operating Leases) were each reduced by 50% and calculated in accordance with the provisions of this Agreement relating to Property Net Cash Flow.

                  "Affiliate" shall mean, with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries of such specified Person.

                  "Agreement" shall mean this Amended and Restated Loan Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                  "Allocated Loan Amount" shall mean (a) with respect to the Real Property Assets other than the California Property the portions of the Loan evidenced by the Note allocated to each Real Property Asset as set forth on
Schedule 1, as the same may be adjusted in accordance with this Agreement, and
(b) with respect to the California Property, the amount evidenced by the California Note, as set forth on Schedule 1A.

                  "Annual Operating Budget" shall have the meaning provided in
Section 5.1.

                  "Applicable Laws" shall mean all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity).

                  "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the applicable Real Property Asset is located, who meets the requirements of FIRREA and who has at least ten

(10) years real estate experience appraising properties of a similar nature and type as the applicable Real Property Asset and who is otherwise satisfactory to Lender.

                  "Assignments of Contracts" shall mean those certain assignments of franchise agreement, agreements, permits and contracts given by Borrower or Guarantor, as the case may be, to Lender with respect to each Real Property Asset, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Assignments of Leases and Rents" shall mean those certain assignments of leases and rents given by Borrower or Guarantor, as the case may be, to Lender with respect to each Real Property Asset, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                  "Base Rate" shall mean, at any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the Prime Rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                  In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

                  In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

                  Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                  The determination of the Base Rate by Lender shall be conclusive absent manifest error.

                  "Base Rate Margin" shall mean 0.625% per annum.

                  "Base Rate Portions" shall mean each portion of the Note or the California Note, as applicable, made and/or being maintained at a rate of interest based upon the Base Rate.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement and any successor Borrower expressly permitted hereunder.

                  "Borrower's Partnership Agreement" means that certain Amended and Restated Limited Partnership Agreement of SLT Realty Limited Partnership dated _________(sic), 1995, and an Amended and Restated Certificate of Limited Partnership of SLT Realty Limited Partnership dated July 5, 1995.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

                  "California Guaranty" shall mean that certain guaranty dated the date hereof given by the Partnership to Lender with respect to the California Property, as the same may be amended, restated, modified, increased or supplemented.

                  "California Note" shall have the meaning provided in Section
2.4 as the same may be amended, restated, modified, increased or supplemented.

                  "California Property" shall mean the Real Property Asset identified on Schedule 2 as Clarion Hotel, Millbrae, California.

                  "Capitalized Lease" as to any Person shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "Capitalized Lease Obligations" as to any Person shall mean all obligations of such Person and its Subsidiaries under or in respect of Capitalized Leases.

                  "Change in Law" shall have the meaning provided in Section 2.19(c).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

                  "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted under any of the Security Instruments or any of the other Loan Documents, including, without limitation, all Operating Leases and all Personal Property.

                  "Consents to Assignment, Subordination, Estoppel and Attornment Agreement" shall mean those certain consents to assignment, subordination and attornment agreements, between the Partnership or Midland Hotel, as the case may be, and Lender with respect to each Real Property Asset, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases), dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

                  "Contract Rate" shall mean the rate or rates of interest (which rate shall include the applicable margin added thereto pursuant to the terms of this Agreement) per annum provided for in this Agreement which are applicable to the Loan from time to time so long as no Event of Default has occurred and in continuing. If more than one rate of interest is applicable to the Loan, then, unless the context indicates that the Contract Rate is to be determined for each Loan Portion, the Contract Rate shall be the average of such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) with such average to be weighted according to the relative size of the Loan Portions to which such different rates are applicable. The determination of the Contract Rate by Lender, if made in good faith, shall be conclusive absent manifest error.

                  "Control" shall mean in (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

                  "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation.

                  "Debt Service Coverage Ratio" shall mean for any Real Property Asset, the ratio of (a) the Net Operating Income for such Real Property Asset for the immediately preceding twelve (12) month period, to (b) the projected monthly payments of principal and interest that would be due with respect to the Allocated Loan Amount applicable to such Real Property Asset for the twelve (12) calendar month period immediately following the calculation, calculated at the average Contract Rate for such period, provided that if the average Contract Rate is less than the Treasury Rate at the time of such calculation, the average Contract Rate shall be deemed to be the Treasury Rate at the time of such calculation, for the purposes of this definition only.

                  "Default" shall mean any event, act or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" shall mean for each Loan Portion the lesser of
(a) the Maximum Legal Rate or (b) with respect to all then outstanding Eurodollar Portions, (i) the rate per annum determined by adding 2% to the Contract Rate applicable to the Loan immediately prior to an Event of Default until the expiration of the applicable Interest Periods and thereafter the rate per annum determined by adding 2% to the Base Rate, as from time to time is in effect; or (c) with respect to all then outstanding Base Rate Portions, the rate per annum determined by adding 2% to the Base Rate as from time to time in effect.

                  "Deferred Maintenance Spending Requirement" shall have the meaning provided in Section 5.19(b).

                  "Distribution" shall mean any dividends (other than dividends payable solely in common stock),distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock), any general or limited partnership interest, or the setting aside of any funds for the foregoing.

                  "Dollars" and the symbol "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" shall mean the office set forth in
Section 9.2 for Lender, or such other office as may be designated from time to time by written notice to Borrower.

                  "Employee Benefit Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (i) that is maintained by Borrower or any other Loan Party or (ii) with respect to which any such person has any obligation or liability, whether direct or indirect; provided, however, that "Employee Benefit Plan" shall not include any "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

                  "Engineering Reports" shall have the meaning provided in
Section 3.1(o).

                  "Environmental Indemnity" shall mean that certain environmental indemnity agreement dated March 22, 1996 given by the REIT, Guarantor and Borrower to Lender, as the same has been amended and restated as of the date hereof, and as the same may be further amended, restated, modified, increased or supplemented.

                  "Environmental Reports" shall mean the written environmental site assessments, prepared by independent qualified environmental professionals acceptable to Lender in its reasonable discretion, prepared in accordance with Lender's then current guidelines, of each of the Real Property Assets, each of which assessments shall be in form and substance reasonably satisfactory to Lender and contain the information set forth in Section 3.1(k).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

                  "ERISA Controlled Group" means any corporation or entity or trade or business or person that is a member of any group described in Section 414(b), (c), (m) or (o) of the Code of which Borrower, the REIT, the Partnership, the Corporation or any other Loan Party is a member.

                  "ERISA Indemnitee" shall have the meaning provided in Section 9.9(l).

                  "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Portions, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System. The parties acknowledge that the Eurocurrency Reserve Requirements as of the date hereof are -0%-.

                  "Eurodollar Base Rate" shall mean for any Interest Period the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period for deposits in U.S. Dollars for a period equal to such Interest Period. The determination of the Eurodollar Base Rate by Lender shall be conclusive absent manifest error.

                  "Eurodollar Lending Office" shall mean the office of Lender designated as such by Lender from time to time by written notice to Borrower.

                  "Eurodollar Portions" shall mean each portion of the Note or the California Note, as applicable, made and/or being maintained at a rate of interest calculated by reference to the Eurodollar Rate.

                  "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Portions, a rate per annum equal to the Eurodollar Base Rate, or if Lender is subject to Eurocurrency Reserve Requirements, whether or not such reserves are actually incurred or maintained, the average of the Eurodollar Base Rate and the Adjusted Eurodollar Base Rate. The Adjusted Eurodollar Base Rate shall mean a rate per annum, determined for each day during an Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of l/16th of one percent):

                              Eurodollar Base Rate
                    ------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Rate Margin" shall mean with respect to all Eurodollar Portions outstanding at any given time up to an aggregate maximum principal amount of $23,960,000.00 under the Note the Eurodollar Rate Margin shall equal 1.95% per annum (the "First Eurodollar Portion"); and with respect to all Eurodollar Portions in the aggregate outstanding principal amount in excess of $23,960,000.00, the Eurodollar Rate Margin shall equal 1.75% per annum (the "Second Eurodollar Portion"). With respect to all Eurodollar Portions outstanding under the California Note, the Eurodollar Rate Margin shall equal 1.75% per annum.

                  "Event of Default" shall have the meaning provided in Section
7.

                  Fee Letter" shall mean that certain letter dated March 22, 1996 from Lender to Borrower and the REIT, as the same may have been or may be amended, restated, modified or supplemented.

                  "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time, or any successor thereto in function.

                  "Fees" shall mean all amounts payable pursuant to Sections
2.17 and 9.1.

                  "Financing Statement" shall have the meaning provided in
Section 3.1(h).

                  "Fixed Charges" means the amount of scheduled lease payments with respect to leasehold interests or obligations of the respective Person.

                  "Florida Properties" shall mean the Real Property Assets identified on Schedule 2 as Doubletree Guest Suites in Fort Lauderdale, Florida and Tampa, Florida.

                  "Franchise Agreements" shall mean the franchise agreements described in Schedule 3 (as such Schedule may be amended, from time to time) between the Partnership or

Midland Hotel, as the case may be, and the respective Franchisors pursuant to which the Partnership or Midland Hotel, as the case may be, has the right to operate the hotel located on the related Real Property Asset under a name and/or hotel system controlled by such Franchisor.

                  "Franchisor" shall mean each of the franchisors under the Franchise Agreements described in Schedule 3, as such Schedule may be amended from time to time.

                  "Franchisor Estoppels and Recognition Letters" shall have the meaning provided in Section 3.1(a)(ix).

                  "Funding Costs" shall have the meaning provided in Section
2.17.

                  "Furnished Information" shall have the meaning provided in
Section 4.15.

                  "GAAP" shall mean United States generally accepted accounting principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 4.5.

                  "Georgia Properties" shall mean the Real Property Assets identified on Schedule 2 as Lenox Inn, Atlanta, Georgia and Terrace Garden Inn, Atlanta, Georgia.

                  "Gross Revenues" shall mean, with respect to any Real Property Asset for any period, all income, rents, room rates, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) and other items including without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, meeting rooms, bars, mini-bars, banquet rooms, recreation facilities, vending machines and concessions derived from the customary operation of such Real Property Asset.

                  "Group" shall mean Starwood Capital Group L.P., a Delaware limited partnership.

                  "Guarantor" shall collectively mean CP Hotel Realty Limited Partnership, a Maryland limited partnership and Midland Building Corporation, an Illinois corporation.

                  "Illinois Guarantor" shall mean Midland Building Corporation, an Illinois corporation.

                  "Illinois Guaranty" shall mean that certain guaranty dated the date hereof given by Illinois Guarantor and Midland Hotel to Lender with respect to the Illinois Property, as the same may be amended, restated, modified increased or supplemented.

                  "Illinois Property" shall mean the Real Property Asset identified on Schedule 2 as Midland Hotel, Chicago, Illinois.

                  "Increased Capital Costs" shall have the meaning provided in
Section 2.18.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding amount drawn and unpaid under all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all Unfunded Benefit Liabilities of such Person, (vii) all actual payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (viii) all indebtedness and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet,
(ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, (xi) all final, non-appealable judgments or decrees by a court or courts of competent jurisdiction entered against such Person,
(xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, and
(xiii) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

                  "Indemnitee" shall have the meaning provided in Section
9.1(c).

                  "Intercompany Debt" shall mean the indebtedness owed by the Partnership, the Maryland Partnership, Midland Hotel, the Guarantor or any other Person listed on Schedule 9, to Borrower or the REIT, all as more particularly described in Schedule 9.

                  "Intercompany Debt Subordination Agreement" shall mean that certain Intercompany Debt Subordination Agreement dated March 22, 1996 between Borrower, the Partnership and Lender as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Intercompany Loan Documents" shall mean the notes, leasehold mortgages and other security documents evidencing and/or securing the Intercompany Debt.

                  "Interest Period" shall have the meaning provided in Section 2.6.

                  "Licenses" shall have the meaning provided in Section 4.18.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Loan" shall collectively mean (a) the principal balance outstanding at any time under the Note and all other sums due under this Agreement and the Loan Documents related to the Real Estate Assets other than the California Property, and (b) the principal balance outstanding at any time under the California Note and all other sums due under this Agreement and the Loan Documents related to the California Property.

                  "Loan Amount" shall mean $93,960,000.00.

                  "Loan Documents" shall mean this Agreement, the Note, the California Note, the Security Instruments, the Environmental Indemnity, the California Environmental Indemnity, the Assignments of Leases and Rents, the Assignments of Contracts, each Financing Statement filed in connection herewith, the Security Agreements, the Maryland Guaranty Security Agreement, the Franchisor Estoppels and Recognition Letters, the Maryland Guaranty, the California Guaranty, the Illinois Guaranty, the Intercompany Debt Subordination Agreement, the Partnership Guaranty, the Partnership Guaranty Security Agreements, the Partnership Mortgages, the Partnership Guaranty Assignments of Leases and Rents, the Partnership Assignments of Contracts, the Consents to Assignment, Subordination, Estoppel and Attornment Agreements, the Fee Letter, and any other documents or instruments evidencing, securing or guaranteeing the Loan or perfecting Lender's Lien in the Collateral.

                  "Loan Party" shall mean, individually and collectively, as the context requires, the REIT, Guarantor, the Partnership, Midland Hotel, the Corporation, the Maryland Partnership; provided, however, that in the event that Lender has released its Liens against all of the Collateral pledged by one or more of such parties, then such party or parties, as of the effective date of such release, shall no longer be included in the definition of Loan Party.

                  "Loan Portion" shall mean each Base Rate Portion and each Eurodollar Portion of the Note or the California Note, as applicable.

                  "Major Lease" shall have the meaning provided in Section 3.7 of the Security Instrument.

                  "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                  "Maryland FF&E Lease" shall mean that certain Lease Agreement dated January 5, 1996 between the Maryland Partnership as lessor and the Partnership as lessee.

                  "Maryland Guarantor" shall mean CP Hotel Realty Limited Partnership, a Maryland limited partnership.

                  "Maryland Guaranty" shall mean that certain guaranty dated March 22, 1996 given by Maryland Guarantor to Lender with respect to the Maryland Property, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Maryland Guaranty Security Agreement" shall mean that certain security agreement dated March 22, 1996 given by Maryland Guarantor to Lender with respect to the Maryland Guaranty, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Maryland Partnership" shall mean SLC-Calverton Limited Partnership, a Delaware limited partnership.

                  "Maryland Property" shall mean the Real Property Asset identified as the Holiday Inn - Calverton, Beltsville, Maryland, on Schedule 2.

                  "Material Adverse Effect" shall mean any condition which has a material adverse effect upon (i) the business, operations, properties, assets, corporate structure or financial condition of Borrower, Guarantor, the REIT, the Partnership, the Maryland Partnership, Midland Hotel or the Corporation, individually or taken as a whole, (ii) the ability of Borrower, Guarantor, the REIT, the Partnership, the Maryland Partnership, Midland Hotel or the Corporation to perform any of the Obligations, or (iii) the validity or enforceability of any of the Loan Documents.

                  "Maturity Date" shall mean April 26, 1997 or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

                  "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note or the California Note and as provided for herein or the Security Instruments or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "Midland Hotel" shall mean Midland Hotel Corporation, an Illinois corporation.

                  "Minimum Spending Requirement" shall have the meaning provided in Section 5.19(a).

                  "Multiemployer Plan" shall mean a "pension plan" as defined in
Section 3(2) of ERISA which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Net Operating Income" shall mean for any period (i) with respect to each Real Property Asset, the lesser of (a) Property Net Cash Flow or
(b) 200% of Operating Lease Payments; notwithstanding the foregoing, in the event that the Franchise Agreement with respect to any Real Property Asset has been terminated or has expired after the date hereof, and Borrower has not entered into a replacement Franchise Agreement with a comparable Franchisor reasonably satisfactory to Lender, the Net Operating Income from such Real Property Asset shall be deemed equal to the lesser of (1) 50% of Property Net Cash Flow and (2) 200% of Adjusted Operating Lease Payments for such Real Property Asset.

                  "New Jersey Environmental Indemnity" shall mean that certain environmental indemnity agreement with respect to the New Jersey Property to be given by the REIT and Borrower to Lender, as the same may be amended, restated, modified, increased or supplemented.

                  "New Jersey Property" shall mean the Real Property Asset identified as the Marriott Hotel, Princeton, New Jersey, on Schedule 2.

                  "Non-Competition Agreement" means Section 6.6 of that certain Formation Agreement, dated as of November 11, 1994, by and among the REIT (formerly Hotel Investors Trust), the Corporation (formerly Hotel Investors Corporation), the Group and Berl Holdings, L.P., Starwood-Apollo Hotel Partners VIII, L.P., Starwood-Apollo Hotel Partners IX, L.P., Starwood-Nomura Hotel Investors, L.P., Starwood/Wichita Investors, L.P., Starwood- Huntington Partners, L.P. and Woodstar Partners I, L.P. (collectively, the "Starwood Partners") as amended by that certain Amendment No. 1 to Formation Agreement, dated as of July 6, 1995, by and among the REIT, the Corporation, the Group and the Starwood Partners.

                  "Note" shall have the meaning provided in Section 2.4 as the same may be amended, restated, modified, increased or supplemented.

                  "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.8(b).

                  "Obligations" shall mean all payment, performance and other obligations, liabilities and indebtedness of every nature of (i) Borrower, Guarantor and the REIT, without duplication, from time to time owing to Lender under or in connection with this Agreement or any other Loan Document, or (ii) the other Loan Parties under or in connection with the Security Instruments or any other Loan Document.

                  "Operating Expenses" shall mean, with respect to any Real Property Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses paid, accrued, or payable, as determined in accordance with GAAP and the Uniform System of Accounts by Borrower and Guarantor, and the Partnership, the Maryland Partnership and Midland Hotel, as the case may be, during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation:

                         (i) expenses for cleaning, repair, maintenance, decoration and painting of the such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

                        (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's, Guarantor's, the Partnership's, the Maryland Partnership's and Midland Hotel's, as the case may be, on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower, Guarantor, the Partnership, the Maryland Partnership and Midland Hotel;

                       (iii) management fees pursuant to a management agreement, if any, providing for fees not exceeding market and approved by Lender in its reasonable discretion, but in no event less than the percentage of Gross Revenues set forth on Schedule 14 with respect to the applicable Real Property Asset. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site, and the minimum management fees shall be deemed paid even if there is no management agreement for purposes of calculating Operating Expenses;

                        (iv) Franchise fees, reservation fees and other royalties or similar payments due under the Franchise Agreements, not exceeding market and approved by Lender in its reasonable discretion, but in no event less than the percentage of gross room revenues set forth on Schedule 14 with respect to the applicable Real Property Asset; if no percentage is set forth, the calculation of Operating Expenses shall be based on the actual franchise fees, if any;

                         (v) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

                        (vi) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, Guarantor, the Partnership, the Maryland Partnership, Midland Hotel or any other Loan Party pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with GAAP, but on no less than a straight line basis over the remaining term of the respective Lease, exclusive of any renewal or extension or similar options;

                  (vii) rent, liability, casualty, fidelity, errors and omissions, dram shop liability, workmen's compensation and other required insurance premiums;

                  (viii) legal, accounting and other professional fees and expenses;

                  (ix) the cost (including leasing and financing) of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

                  (x) real estate, personal property and other taxes;

                  (xi) advertising and other marketing costs and expenses;

                  (xii) casualty losses to the extent not reimbursed by an independent third party; and

                      (xiii) all amounts that should be reserved, as reasonably determined by Borrower, Guarantor, the Partnership, the Maryland Partnership or Midland Hotel, as the case may be, with approval by Lender in its reasonable discretion, for repair or maintenance of the Real Property Asset and to maintain the value of the Real Property Asset including replacement reserves of no less than 4% of Gross Revenues.

                  Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender; (ii) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; (iii) any expenditure (other than leasing and financing costs, leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP; or (iv) Operating Lease Payments.

                  "Operating Lease Payments" shall mean the rent due and payable to Borrower and Guarantor under the Operating Leases, including, without limitation, all Base Rent, Basic Rent and all Percentage Rent but excluding Additional Rent (as each term is defined in the Operating Leases).

                  "Operating Leases" shall mean those operating leases between Borrower or Guarantor as lessor and the Partnership or Midland Hotel as lessee with respect to each Real Property Asset as set forth on Schedule 10, (as such Schedule may be amended from time to time).

                  "Partnership" means SLC Operating Limited Partnership, a Delaware limited partnership.

                  "Partnership Assignments of Contracts" shall mean those certain assignments of franchise agreement, agreements, permits and contracts given by the Partnership, the Maryland Partnership and/or Midland Hotel, as the case may be, with respect to each Real Property Asset, to Lender, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Partnership Assignments of Leases and Rents" shall mean those certain assignments of leases and rents given by the Partnership, the Maryland Partnership and/or Midland Hotel, as the case may be, with respect to each Real Property Asset, to Lender, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Partnership Guaranty" shall mean that certain Guaranty of Payment given by the Partnership and the Maryland Partnership to Lender as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Partnership Guaranty Security Agreements" shall mean those certain security agreements given by the Partnership and/or the Maryland Partnership or Midland Hotel, as the case may be, with respect to each Real Property Asset to Lender as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Partnership Loan Documents" shall mean the Partnership Assignments of Contracts, the Partnership Assignments of Leases and Rents, the Partnership Guaranty, the Illinois Guaranty, the California Guaranty, the Partnership Guaranty Security Agreements, the Partnership Mortgages and any other documents or instruments, executed and delivered by the Partnership, the Maryland Partnership or Midland Hotel in connection with the Loan.

                  "Partnership Mortgages" shall mean those certain leasehold mortgages, deeds of trust, indemnity deeds of trust, deeds to secure debt or similar real estate security instruments with respect to a Real Property Asset granted by the Partnership or Midland Hotel, as the case may be, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Permitted Financing" shall mean leases, licenses or financing arrangements with respect to signage, televisions, audio-visual equipment, office supplies, computers, reservation systems, telephone systems, or vans for which aggregate annual lease payments, license fees and debt service is less than the amount per annum set forth for each Real Property Asset on Schedule 11. For each Real Property Asset, such amount is an aggregate limit for that Real Property Asset on all leasing, licensing or financing by the Partnership, Guarantor, the Maryland Partnership, Midland Hotel and Borrower.

                  "Permitted Liens" shall have the meaning provided in Section 6.3.

                  "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Personal Property" shall mean all Equipment, Inventory and Fixtures, each as defined in the related Security Agreement.

                  "Plan" means any employee benefit plan covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (i) that is maintained by Borrower or any other Loan Party or (ii) with respect to which any such person has or may have any obligation or liability, whether direct or indirect; provided, however, that "Plan" shall not include any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Plan Asset Entity" shall mean any "employee benefit plan" as defined in ERISA, any "plan" as defined in Section 4975 of the Code, and any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3- 101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

                  "Property Net Cash Flow" shall mean, with respect to any Real Property Asset, the Gross Revenues derived from the customary operation of such Real Property Asset during the period in question, less Operating Expenses attributable to such Real Property Asset for such period, and shall include only the Gross Revenues and other such income actually received and earned, in accordance with GAAP, including any rent loss or business interruption insurance proceeds, and laundry, parking or other vending or concession income, which are actually received or accrued in accordance with GAAP attributable to such Real Property Asset during the twelve (12) month period ending at the end of the calendar month for which the Property Net Cash Flow is being calculated, as set forth on operating statements satisfactory to Lender. Property Net Cash Flow shall be calculated in accordance with customary accounting principles applicable to real estate and in accordance with the Uniform System of Accounts. Notwithstanding the foregoing, Property Net Cash Flow shall not include (i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds),
(ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits, (iv) amounts received as advance reservation deposits unless earned in accordance with GAAP, and (v) any type of income otherwise included in Property Net Cash Flow but paid directly by any tenant to a Person other than Borrower, Guarantor, the Partnership, the Maryland Partnership or Midland Hotel or their respective agents or representatives.

                  "Quality Assurance Reports" shall have the meaning provided in
Section 5.1(d).

                  "REIT" shall have the meaning set forth in the opening paragraph of this Agreement.

                  "Real Property Assets" shall mean the real property described on Schedule 2, including all of the Collateral relating to such Real Property Assets; provided, however, that the New Jersey Property shall not be deemed to be a Real Property Asset until such time as the date of the final advance pursuant to Section 3.2, and from and after the date of such final advance, the New Jersey Property shall be deemed to be a Real Property Asset for all purposes hereof.

                  "Recording Taxes" shall have the meaning provided in Section 3.2(h).

                  "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

                  "Reportable Event" has the meaning set forth in Section 4043(c)(3), (5), (6) or (13) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

                  "Security Agreements" shall mean those certain security agreements given by Borrower or Guarantor, as the case may be, to Lender with respect to the Real Property Assets, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "Security Instruments" shall mean those certain mortgages, deeds of trust, indemnity deeds of trust, deeds to secure debt or similar real estate security instruments granted by Borrower or Guarantor, as the case may be, to Lender with respect to a Real Property Asset, as the same may have been or may be amended, restated, modified, increased or supplemented.

                  "SLT Realty Company, L.L.C." shall mean SLT Realty Company, L.L.C., a Delaware limited liability company.

                  "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" of any Person shall mean and include (i) any corporation Controlled by such Person, directly or indirectly through one or more intermediaries, and (ii) any partnership, association, joint venture or other entity Controlled by such Person, directly or indirectly through one or more intermediaries and (iii) all of the parties listed as Subsidiaries on
Schedule 3.

                  "Taxes" shall have the meaning provided in Section 2.19.

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                  "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by Borrower, the REIT, any member of Borrower's, the REIT's or any other Loan Party's ERISA Controlled Group or any other person to terminate a Plan or the treatment of an amendment to Plan as a termination under ERISA, in either case, which could result in liability to Borrower, the REIT or any Loan Party, (iii) the institution of proceedings by the PBGC under
Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer any Plan, (iv) any partial or total withdrawal from a Multiemployer Plan which in either case, could result in liability to Borrower, the REIT or any Loan Party or (v) the taking of any action that would require Security to the Plan under Section 401(a)(29) of the Code.

                  "Texas Property" shall mean the Real Property Asset identified on Schedule 2 as Doubletree Guest Suites, Irving, Texas.

                  "Title Policy" shall have the meaning provided in Section 3.1(i).

                  "Tenant Estoppel Certificate" shall have the meaning provided in Section 3.1(a)(vii).

                  "Transaction Costs" shall mean all costs and expenses paid or payable by Borrower or any other Loan Party relating to the Transactions including, without limitation, the costs and expenses of Lender in conducting its due diligence with respect to the Transactions, financing fees, commitment fees, advisory fees, appraisal fees, legal fees, accounting fees, title insurance premiums, recording charges and taxes, mortgage recording taxes, intangibles taxes, documentary taxes, stamp taxes or similar taxes, whether directly or as reimbursement to Lender.

                  "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

                  "Transferee" shall have the meaning provided in Section 9.7.

                  "Treasury Rate" shall mean the semi-annual yield (without de-compounding), as reported in The Wall Street Journal (of if such rate is not published therein, in the Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading "U.S. Government Securities/Treasury constant maturities") on the date of the Debt Service Coverage Ratio calculation (provided, however, if such date is not a Business Day, then on the next succeeding Business Day) for the current U.S. Treasury security with a maturity date most closely approximating the date which is 10 years from such date of calculation, plus 3.25%. In the event such rate is not published in either The Wall Street Journal or Release H.15, Lender shall select a comparable publication to determine the Treasury Rate.

                  "Type" shall mean the type of any portion of the Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Portion or a Eurodollar Portion.

                  "UCC Searches" shall have the meaning provided in Section 3.1(g).

                  "Unfunded Benefit Liabilities" means with respect to any Plan at a particular time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

                  "Uniform System of Accounts" mean the Uniform System of Accounts for Hotels as approved by the American Hotel and Motel Association (as in effect from time to time) applied on a consistent basis.


                  SECTION 2. THE LOAN.

                  Section 2.1 Intentionally Deleted.

                  Section 2.2 Intentionally Deleted.

                  Section 2.3 Intentionally Deleted.

                  Section 2.4 The Note. Borrower's and the REIT's obligation to pay the principal of, and interest on, the Loan shall be evidenced by (a) that certain promissory note dated March 22, 1996 and made by Borrower and the REIT to Lender in the original principal amount of $23,960,000.00 as amended, restated and increased to the principal amount of $81,460,000.00 as of the date hereof (as the same may further be amended, modified, supplemented, restated, increased, extended or consolidated, the "Note"); and (b) that certain promissory note dated the date hereof and made by Borrower and the REIT to Lender in the principal amount of $12,500,000.00 (as the same may be amended, modified, supplemented, restated, increased, extended or consolidated, the "California Note").

                  Section 2.5 Interest. (a) Borrower and the REIT shall pay interest in respect of the unpaid principal amount of each Base Rate Portion from the date of the making of such Base Rate Portion until such Base Rate Portion shall be paid in full, or converted to a Eurodollar Portion, at a rate per annum which shall be equal to the sum of the Base Rate Margin plus the Base Rate in effect from time to time, such rate to change automatically and without notice as and when the Base Rate changes.

                  (b) Borrower and the REIT shall pay interest in respect of the unpaid principal amount of each Eurodollar Portion from the date of the making of such Eurodollar Portion until such Eurodollar Portion shall be paid in full, continued as a Eurodollar Portion or converted to a Base Rate Portion, at a rate per annum which shall be equal to the sum of the Eurodollar Rate Margin plus the relevant Eurodollar Rate.

                  (c) Intentionally Omitted.

                  (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  (e) Interest on the Loan shall accrue from and including the date hereof to but excluding the date of any repayment thereof and Borrower and the REIT shall pay such interest (i) in respect of each Base Rate Portion, (A) monthly in arrears on the first day of each month, (B) on the date of any prepayment or conversion, (C) on the Maturity Date (whether by acceleration or otherwise) and (D) after the Maturity Date, on demand, and (ii) in respect of each Eurodollar Portion, in arrears (A) on the last day of the applicable Interest Period, (B) on the date of any prepayment or conversion (on the amount prepaid or converted), (C) on the Maturity Date (whether by acceleration or otherwise), and (D) after the Maturity Date, on demand.

                  (f) Interest on the outstanding principal balance of Base Rate Portions shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty

(30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. Interest on the outstanding principal balance of Eurodollar Portions shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

                  (g) This Agreement, the Note and the California Note are subject to the express condition that at no time shall Borrower or the REIT be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower or the REIT is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  Section 2.6 Interest Periods. (a) Borrower shall, in each Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Portion, select the interest period (each an "Interest Period") applicable to such Eurodollar Portion, which Interest Period shall, at the option of Borrower, be either a one month, two-month or three-month period, provided that:

                         (i) the initial Interest Period for any new Eurodollar Portion shall commence on the date hereof and each Interest Period occurring thereafter in respect of such Portion shall commence on the date on which the next preceding Interest Period expires;

                        (ii) if any Interest Period would otherwise expire on a day which is not an Business Day, such Interest Period shall expire on the next succeeding Business Day;

                       (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

                  (iv) no Interest Period in respect of any Eurodollar Portion shall extend beyond the Maturity Date.

                  (b) If upon the expiration of any Interest Period, Borrower has failed to elect or confirm a new Interest Period or Eurodollar Base Rate to be applicable to any Eurodollar Portion as provided above in Sections 2.6(a) and 2.6(b) or failed to convert such Eurodollar Portion to a Base Rate Portion, all in accordance with Section 2.8, Borrower shall be deemed to have elected to continue such Eurodollar Portions as Eurodollar Portions with an Interest Period of one month (or, if at such time Eurodollar Portions are not available pursuant to Section 2.17, Borrower shall be deemed to have elected to convert such Eurodollar Portion into a Base Rate Portion), effective as of the expiration date of such current Interest Period.

                  Section 2.7 Minimum Amount of Eurodollar Portions. All conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, each Eurodollar Portion of the Note and each Eurodollar Portion of the California Note shall (i) have a principal amount equal to or greater than One Million Dollars (U.S. $1,000,000.00) and (ii) be in an integral multiple of Five Hundred Thousand and 00/100 Dollars (U.S. $500,000.00) in excess of such minimum amount except for the balance of the First Eurodollar Portion, the Second Eurodollar Portion, the Note or the California Note, as the case may be, necessary to have the entire principal sum of the First Eurodollar Portion, the Second Eurodollar Portion, the Note or the California Note, as the case may be, constitute Eurodollar Portions. There shall be no more than three Eurodollar Portions outstanding at any time.

                  Section 2.8 Conversion or Continuation. (a) Subject to the other provisions hereof, Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Portions to Eurodollar Portions, (ii) to convert, at the expiration of the applicable Interest Period, any outstanding Eurodollar Portions to Base Rate Portions, or (iii) to continue all or any part of the outstanding Eurodollar Portions as Eurodollar Portions for one or more additional Interest Periods, subject to Section 2.7, on the expiration of the Interest Period applicable thereto (or prior to such expiration date, provided Borrower pays Funding Costs in connection therewith pursuant to Section 2.17); provided that Borrower shall not have the right to continue any Eurodollar Portion, or convert any Base Rate Portion into, a Eurodollar Portion when any Default with respect to the payment of interest or principal hereunder or any Event of Default has occurred and is continuing and in such case all outstanding Eurodollar Portions shall automatically convert into a Base Rate Portion effective as of the expiration date of the related Interest Period. In the event Eurodollar Portions are not available pursuant to
Section 2.16, Borrower shall be deemed to have elected to convert such Eurodollar Portions into Base Rate Portions, and if such conversion occurs prior to the expiration date of the applicable Interest Period, Borrower shall also pay all Funding Costs and other costs, expenses and losses in connection therewith pursuant to Sections 2.16 and 2.17.

                  (b) In order to elect to convert or continue a Loan Portion under this Section 2.8, Borrower shall deliver an irrevocable notice thereof in the form annexed hereto as Exhibit "A" (a "Notice of Conversion or Continuation") to Lender no later than 11:00 A.M., New York City time, (which notice may be by facsimile transmission provided that an original is delivered prior to the close of business on the immediately succeeding Business Day) three
(3) Business Days prior to the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Portion. A Notice of Conversion or Continuation shall specify (u) the requested conversion or continuation date (which shall be a Business Day), (v) the amount and Type of the Loan Portion to be converted or continued, (w) whether the Loan portion to be converted or continued is evidenced by the Note or the California Note, (x) whether a conversion or continuation is requested, (y) in the case of a conversion to, or a continuation of, a Eurodollar Portion, the requested Interest Period and (z) the existing Contract Rate applicable to the Loan Portion to be converted or continued.

                  Section 2.9 Intentionally Deleted.

                  Section 2.10 Intentionally Deleted.

                  Section 2.11 Voluntary Prepayments. Subject to the terms and provisions of the Fee Letter, Borrower and the REIT shall have the right to prepay the Loan, in whole but not in part, by giving Lender written notice (or telephonic notice promptly confirmed in writing), in the form attached hereto as Exhibit "B", which notice shall be irrevocable, of its intent to prepay the entire outstanding principal balance of the Loan, at least three (3) Business Days prior to the date of prepayment. Prepayments of Eurodollar Portions made pursuant to this Section on a date other than the last day of the Interest Period applicable thereto shall be accompanied by payment of any Funding Costs which Lender shall incur as a result of such early payment. If any such notice is given, the entire principal balance of the Loan shall be due and payable on the date specified therein.

                  Section 2.12 Mandatory Prepayments. Subject to the terms and provisions of the Fee Letter, on each date on which Borrower, Guarantor or the REIT actually receives a distribution of the proceeds of any insurance payment or condemnation award in respect of any of the Real Property Assets, and if Lender is not obligated to make such proceeds available to Borrower or Guarantor for the restoration of any Real Property Asset or to release such proceeds to Borrower or Guarantor under the terms of the Security Instruments, Borrower shall prepay the outstanding principal balance of the related Note secured by such Real property Asset in an amount equal to the lesser of (i) one hundred percent (100%) of such proceeds and (ii) the Allocated Loan Amount with respect to such Real Property Asset and, in either case, the applicable Funding Costs as a result of such payment. All prepayments made pursuant to this subsection shall be applied in accordance with the provisions of Section 2.13. The Allocated Loan Amount with respect to such Real Property Asset will be reduced in an amount equal to such prepayment.

                  Section 2.13 Application of Payments and Prepayments. Unless specifically provided otherwise herein or in the Fee Letter, all payments and prepayments of the Loan, whether voluntary or otherwise, shall be applied first, to unpaid Fees and any Funding Costs, second, to pay any accrued and unpaid interest then payable with respect to the Loan, and third, to pay the outstanding principal amount of the Loan.

                  Section 2.14 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Note and the California Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's Office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (b) Except as expressly provided to the contrary in Section
2.6 hereof, whenever any payment to be made hereunder, under the Note, the California Note or other Loan Documents shall be stated to be due on a day which is not an Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  (c) All payments made by Borrower hereunder, under the Note, the California Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

                  Section 2.15 Intentionally Deleted.

                  Section 2.16 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that Lender has determined (which determination shall, if made in good faith and absent manifest error, be final and conclusive and binding upon all parties hereto):

                         (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                        (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Eurodollar Portions shall not represent the effective pricing to Lender for funding or maintaining its Eurodollar Portions, or Lender shall incur increased costs or reduction in the amounts received or receivable hereunder in respect of any Eurodollar Portion, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline, order, request or directive or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline, order, request or directive (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or
         (y) other circumstances affecting Lender or the interbank Eurodollar market or the position of Lender in such market; or

                       (iii) at any time, that the making or continuance by it of any Eurodollar Portion has become unlawful in order for Lender, in good faith, to comply with any law or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Lender shall, promptly after making such determination, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request conversions or continuations of Eurodollar Portions shall be suspended, and any Notice of Conversion or Continuation given by Borrower with respect to any Eurodollar Portions which has not yet been made shall be deemed cancelled and rescinded by Borrower, (y) in the case of clause (ii) above, Borrower shall pay to Lender, within ten (10) Business Days after receipt of Lender's written demand therefor, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as Lender shall determine) as shall be required to compensate Lender for such increased costs or reduction in amounts received or receivable hereunder (it being understood and agreed by the parties hereto that in the event that Lender shall fail to notify Borrower within ten (10) Business Days after such determination, then Borrower shall not be liable to pay to Lender any additional amounts relating to the period prior to Lender's notifying Borrower, and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the circumstances giving rise to such demand and the calculation of the amounts demanded; provided that Borrower and the REIT shall not be obligated to pay an amount in excess of the amount directly attributable to the Loan hereunder.

                  (b) In the case of any Eurodollar Portion or requested Eurodollar Portion affected by the circumstances described in clause (a)(ii) above, Borrower may, and in the case of any Eurodollar Portion affected by the circumstances described in clause (a)(iii) above, Borrower shall, either (i) if any such Eurodollar Portion has not yet been made but is then the subject of a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Portion is then outstanding, require Lender to convert each such Eurodollar Portion into a Base Rate Portion at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving Lender notice (by telephone promptly confirmed in writing) thereof within two (2) Business Days after Borrower was notified by Lender pursuant to clause (a) above.

                  (c) In the event that Lender determines at any time following the giving of notice based on the conditions described in clause (a)(i) and
(a)(iii) above that such conditions no longer exist, Lender shall promptly give notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Lender and Lender's obligation to make Eurodollar Portions shall be automatically restored.

                  (d) The amount of any increased costs or reductions in amounts referred to in Section 2.16(a)(ii) with respect to Lender shall be based on the assumption that Lender had funded all of the Eurodollar Portions in the interbank Eurodollar market, although the parties hereto agree that Lender may fund all or any portion of a Eurodollar Portion, in any manner it independently determines. For purposes of any demand for payment made by a Lender under Sections 2.16(a)(ii) or 2.18, in attributing Lender's general costs relating to eurocurrency operations or its commitments or customers, or in averaging any costs over a period of time, Lender may use any reasonable attribution and/or averaging method which it deems appropriate, reasonable and practical. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Note, the California Note and all other Obligations.

                  Section 2.17 Funding Losses. Borrower and the REIT, shall compensate Lender, upon Lender's delivery of a written demand therefor to Borrower and the REIT, (which demand shall set forth in detail the basis for requesting such amounts and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities, to the extent actually incurred (including, without limitation, any loss, expense or liability incurred by Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Portions), excluding loss of anticipated profits ("Funding Costs"), that Lender sustains: (a) if for any reason (other than a default by Lender) a conversion from or into, or a continuation of, Eurodollar Portions does not occur on a date specified therefor in a Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Sections 2.16(a) or 2.16(b) or otherwise), (b) if any prepayment (whether voluntary or mandatory), repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Portions occurs on a date which is not the last day of the Interest Period applicable thereto, (c) if any prepayment of any of its Eurodollar Portions is not made on any date specified in a notice of prepayment given by Borrower, or (d) as a consequence of any default by Borrower or the REIT in repaying its Eurodollar Portions or any other amounts owing hereunder in respect of its Eurodollar Portions when required by the terms of this Agreement. Calculation of all amounts payable to Lender under this Section
2.17 shall be made on the assumption that Lender has funded the applicable Eurodollar Portion through (i) the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Portion with a maturity equivalent to the Interest Period applicable to such Eurodollar Portion, and (ii) the transfer of such Eurodollar deposit from an offshore office of Lender to a domestic office of Lender in the United States of America, provided that Lender may fund the Eurodollar Portions in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17. The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Note, the California Note and all other Obligations.

                  Section 2.18 Increased Capital. With respect to each Eurodollar Portion, if Lender shall have determined, in good faith, that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) which shall be imposed, issued or amended from and after the date of this Agreement by any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon Lender's delivering a written demand therefor to Borrower, setting forth its reasonable calculations, Borrower and the REIT, shall pay to Lender on demand such additional amount or amounts ("Increased Capital Costs") as will compensate Lender for such reduction. Such calculations may use any reasonable averaging and attribution methods selected by Lender. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Note, the California Note and all other Obligations.

                  Section 2.19 Taxes. (a) All payments made by Borrower or the REIT under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of Lender, net income and franchise taxes imposed on Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

                  (b) Notwithstanding anything to the contrary herein, if at any time or from time to time Taxes are required to be deducted or withheld from the payments required to be made to Lender hereunder solely by reason of a Change in Law after the date hereof (other than as a result of any transfer or assignment of any of the obligations of Borrower and the REIT hereunder), all payments required to be made by Borrower and the REIT, hereunder (including any additional amounts that may be payable pursuant to this clause (b)) shall be increased to the extent required so that the net amount received by Lender after the deduction or withholding of Taxes imposed solely by reason of a Change in Law after the date hereof will be not less than the full amount that would otherwise have been receivable had no such deduction or withholding been imposed by reason of such Change in Law. In the event that this clause (b) shall be operative, Borrower and the REIT shall promptly provide to Lender evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to Lender any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority. If Borrower or the REIT fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower and the REIT shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Note, the California Note and all other Obligations.

                  (c) For purposes of this Section 2.19 the term "Change in Law" shall mean the following events: (i) the enactment of any legislation by the United States, including the enactment, amendment or modification of a treaty;
(ii) the lapse, by its terms, of any law of the United States or any treaty to which the United States is a party; or (iii) the promulgation of any temporary or final regulation under the Code.

                  Section 2.20 Use of Proceeds. Borrower shall use the proceeds of the Loan to acquire interests in additional hotel or hospitality properties, for costs associated with the operation, maintenance, renovation and development of the Real Property Assets, for working capital, for the initial funding of capital expenditures, replacement reserves or other escrows required hereunder, to pay various Transaction Costs and other general corporate purposes, including the payment of Distributions (subject to the conditions of this Agreement).

                  Section 2.21 Intentionally Deleted.

                  Section 2.22 Intentionally Deleted.

                  Section 2.23 Intentionally Deleted.

                  Section 2.24 Intentionally Deleted.

                  Section 2.25 Intentionally Deleted.

                  Section 2.26 Intentionally Deleted.


                  SECTION 3. CONDITIONS PRECEDENT.

                  Section 3.1 Conditions Precedent to the Initial Advance. The obligation of Lender to make the initial advance of the Loan (inclusive of the principal sum of $23,960,000.00 previously advanced under the Prior Loan Agreement) in the amount of $73,960,000.00, $61,460,000.00 of which is evidenced by the Note and $12,500,000.00 of which is evidenced by the California Note on the date hereof is subject to the satisfaction by Borrower on or before the date hereof the following conditions precedent:

                  (a) Loan Documents.

                         (i) Loan Agreement. Borrower, Guarantor and the REIT shall have executed and delivered this Agreement to Lender.

                         (ii) The Notes. Borrower and the REIT shall have executed and delivered to Lender the Note and the California Note.

                         (iii) Security Instruments. Borrower and Guarantor shall have executed and delivered to Lender the Security Instruments with respect to each of the Real Property Assets other than the New Jersey Property.

                         (iv) Assignments of Leases and Rents. Borrower and Guarantor shall have executed and delivered to Lender the Assignments of Leases and Rents with respect to each Real Property Asset other than the New Jersey Property.

                         (v) Environmental Indemnity. Borrower, the REIT and Guarantor shall have executed and delivered to Lender the Environmental Indemnity.

                         (vi) Maryland Guaranty. Maryland Guarantor shall have executed and delivered the Maryland Guaranty and the Maryland Guaranty Security Agreement to Lender.

                         (vii) Tenant Estoppel Certificates. Borrower, Guarantor, the Partnership or Midland Hotel, as the case may be, shall have delivered to Lender with respect to each tenant identified on
         Schedule 4, a tenant estoppel certificate substantially in the form of Exhibit "C" hereto or in a form otherwise satisfactory to Lender in its reasonable discretion, executed by such tenant (as amended, restated, modified or supplemented, the "Tenant Estoppel Certificate").

                         (viii) Assignments of Contracts. Borrower and Guarantor shall have executed and delivered to Lender the Assignments of Contracts with respect to each Real Property Asset other than the New Jersey Property.

                         (ix) Franchisor Estoppels and Recognition Letters. Borrower, Guarantor, the Partnership or Midland Hotel, as applicable, shall have delivered to Lender with respect to each Real Property Asset subject to a Franchise Agreement, a franchisor estoppel and recognition letter substantially in the form set forth as Exhibit "D" hereto or in a form otherwise satisfactory to Lender in its reasonable discretion, executed by Franchisor, (as amended, restated, modified or supplemented from time to time, the "Franchisor Estoppels and Recognition Letters"). Notwithstanding the foregoing, (a) the Franchisor Estoppels and Recognition Letters with respect to the Florida Property located in Fort Lauderdale and the Texas Property shall be delivered to Lender within ninety (90) days of the date hereof, and (b) the Franchisor Estoppel and Recognition Letter with respect to the New Jersey Property (if the New Jersey Property is subject to a Franchise Agreement) shall be delivered on or before the date of the final advance of the Loan.

                         (x) Security Agreements. Borrower and Guarantor shall have executed and delivered to Lender the Security Agreements with respect to each Real Property Asset other than the New Jersey Property.

                         (xi) Intentionally Deleted.

                         (xii) Intentionally Deleted.

                         (xiii) Intercompany Debt Subordination Agreement. Borrower and the Partnership shall have executed and delivered to Lender the Intercompany Debt Subordination Agreement.

                         (xiv) Intentionally Deleted.

                         (xv) Partnership Guaranty. The Partnership and the Maryland Partnership shall have executed and delivered to Lender the Partnership Guaranty.

                         (xvi) Partnership Mortgages. The Partnership or Midland Hotel, as applicable, shall have executed and delivered to Lender the Partnership Mortgages with respect to each Operating Lease under which the Partnership or Midland Hotel is the lessee other than the Operating Lease affecting the New Jersey Property. With respect to the Maryland Property and the Florida Properties, the related Partnership Mortgage shall not be recorded unless an Event of Default shall have occurred.

                         (xvii) Partnership Guaranty Security Agreements. The Partnership and/or the Maryland Partnership or Midland Hotel, as applicable, shall have executed and delivered to Lender the Partnership Guaranty Security Agreements with respect to the Partnership Guaranty or the Illinois Guaranty, as the case may be, for each Real Property Asset other than the New Jersey Property.

                         (xviii) Partnership Assignments of Leases and Rents. The Partnership and/or Midland Hotel, as applicable, shall have executed and delivered to Lender the Partnership Assignments of Leases and Rents with respect to each Operating Lease under which the Partnership and/or Midland Hotel is the lessee other than the Operating Lease affecting the New Jersey Property. With respect to the Maryland Property and the Florida Properties, the related Partnership Assignment of Leases and Rents shall not be recorded unless an Event of Default shall have occurred.

                         (xix) Partnership Assignments of Contracts. The Partnership, the Maryland Partnership and Midland Hotel shall have executed and delivered the Partnership Assignments of Contract to Lender with respect to the Partnership Guaranty and the Illinois Guaranty, for each Real Property Asset other than the New Jersey Property.

                         (xx) Consents To Assignment, Subordination, Estoppel and Attornment Agreements. Borrower, Guarantor, the Partnership and Midland Hotel, as applicable, shall have executed and delivered to Lender the Consents to Assignment, Subordination, Estoppel and Attornment Agreements with respect to each Real Property Asset other than the New Jersey Property.

                         (xxi) California Environmental Indemnity. Borrower and the REIT shall have executed and delivered to Lender the California Environmental Indemnity.

                         (xxii) California Guaranty. The Partnership shall have executed and delivered to Lender the California Guaranty.

                         (xxiii) Illinois Guaranty. Illinois Guarantor and Midland Hotel shall have executed and delivered to Lender the Illinois Guaranty.

                  (b) Opinions of Counsel.

                  Lender shall have received legal opinions from counsel to Borrower, the REIT, Guarantor, the Partnership, the Maryland Partnership, Midland Hotel or the Corporation in form and substance reasonably satisfactory to Lender and its counsel, that, among other things: (i) this Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and the respective Loan Parties, and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (ii) that Borrower, Guarantor, the Partnership, the Maryland Partnership and Midland Hotel are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized and where the Real Property Assets are located, or that they are not required by Applicable Law to qualify to do business in such jurisdiction; (iii) based upon a certificate of Borrower and the other Loan Parties, the encumbrance of the Real Property Assets with the liens of the Loan Documents shall not cause a breach of, or a default under, any material agreement, document or instrument to which Borrower, Guarantor, the REIT, the Partnership, the Maryland Partnership, Midland Hotel or the Corporation is a party or to which they or any of their properties are bound or affected; (iv) Lender has a valid and perfected Lien in the Collateral; and (v) the Loan does not violate any usury laws.

                  (c) Organizational Documents. Lender shall have received (i) with respect to the Corporation, Illinois Guarantor and Midland Hotel the certificate of incorporation of each such Person, as amended, modified or supplemented to the date hereof, certified to be true, correct and complete by the Borrower and the Corporation, Illinois Guarantor or Midland Hotel, as the case may be, together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated a date not more than ten (10) days prior to the date hereof, (ii) with respect to Borrower, Maryland Guarantor, the Partnership and the Maryland Partnership, the agreement of limited partnership of such Person, as amended, modified or supplemented to the date hereof, together with a copy of the certificate of limited partnership of such entity, as amended, modified or supplemented to the date hereof, certified to be true, correct and complete by a general partner of such Person, together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated not more than ten (10) days prior to the date hereof and (iii) with respect to the REIT, its declaration of trust, as amended, modified or supplemented to the date hereof, certified to be true, complete and correct by a senior executive officer of the REIT, together with a copy of a good standing certificate (or the equivalent thereof), from the appropriate Secretary of State as of a date not more than ten (10) days prior to the date hereof and a good standing certificate (or its equivalent) from the Secretaries of State (or the equivalent thereof) or each state in which the REIT is required to be qualified in order to transact business.

                  (d) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of Borrower and each of the Loan Parties which is a corporation and dated the date hereof, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the date hereof, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                  (e) Intentionally Deleted.

                  (f) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each of the Real Property Assets other than the New Jersey Property of types, in amounts, and with insurers satisfactory to Lender and otherwise in compliance with the terms, provisions and conditions of the Mortgage.

                  (g) UCC Searches. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions and as requested by Lender, performed by a search firm acceptable to Lender with respect to the Real Property Assets other than the New Jersey Property, Accounts Receivable, Borrower and each of the other Loan Parties (collectively, the "UCC Searches").

                  (h) Financing Statements. Lender shall have received UCC-l financing statements signed by Borrower or other applicable Loan Party, as debtor, naming the Lender as secured party, in form suitable for filing in the appropriate offices of each jurisdiction where the Real Property Assets other than the New Jersey Property and Borrower and the applicable Loan Parties are located (each, a "Financing Statement").

                  (i) Title Insurance Policies; Surveys. Lender shall have received (i) title insurance policies issued by a title insurance company satisfactory to Lender insuring the lien of the Security Instruments on the Real Property Assets other than the New Jersey Property, in form and substance reasonably satisfactory to Lender insuring that the Security Instruments are a first lien on the good and marketable fee simple title of Borrower or Guarantor, as applicable, to such Real Property Asset (or, with respect to the New Jersey Property only a ground- leasehold estate), in an amount equal to the amount of the Allocated Loan Amount for such Real Property Asset, subject only to such exceptions that Lender has approved together with such affirmative insurance and other endorsements reasonably required by Lender, together with, for such Real Property Asset other than the California Property, a "tie-in" and first loss endorsement satisfactory to Lender, or, if such endorsement is not available in the state in which such Real Property Asset is located, in an amount equal to the Allocated Loan Amount for such Real Property Asset together with a "last dollar endorsement" (the "Title Policy"); such title insurance policy shall not contain any exception for any state of facts that an accurate survey might show or that a survey made after the date of the survey referred to in clause (ii) below might show; and (ii) a recent survey with respect to each of the Real Property Assets other than the New Jersey Property prepared by a land surveyor licensed in each of the states where the Real Property Assets are located pursuant to standards for title surveys reasonably satisfactory to Lender and otherwise reasonably satisfactory to Lender, provided that no structural additions to the improvements shown on such survey or new structures have been made or built since the date of such survey and that there has been no change in the legal description of the Real Property Asset since the date of such survey, whether due to sale, transfer, condemnation or otherwise.

                  (j) Financial Statements. Lender shall have received the (i) financial reports described in Section 5.1(a) for the most recently ended fiscal year of Borrower and the relevant Loan Parties and the unaudited consolidated financial statements of Borrower and the relevant Loan Parties for each fiscal quarter of Borrower and such Loan Parties ending since the end of such entity's most recent fiscal year and (ii) for each Real Property Asset other than the New Jersey Property, annual operating statements and occupancy statements for Borrower's, Guarantor's, the Partnership's, the Maryland Partnership's and Midland Hotel's most recent fiscal year together with current year to date operating statements, current occupancy statements and the approved operating and capital budget for the current fiscal year. Such financial statements shall be acceptable to Lender in its sole discretion.

                  (k) Environmental Matters. Lender shall have received the Environmental Reports for each of the Real Property Assets other than the New Jersey Property, each of which shall be in form and substance satisfactory to Lender and shall include, without limitation, the following: (i) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, (ii) an asbestos survey of each of the Real Property Assets, which shall include random sampling of materials and air quality testing, and (iii) such further site assessments Lender may require due to the results obtained in (i) or (ii) hereof or in its reasonable discretion.

                  (l) Fees and Expenses. Lender shall have received, for its account, all fees and expenses due and payable pursuant to the Fee Letter on or before the date hereof.

                  (m) Consents, Licenses, Approvals, etc. Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the other Loan Parties, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions, and such consents, licenses (including without limitation, liquor licenses) and approvals shall be in full force and effect.

                  (n) Appraisals. Prior to the date hereof, Lender shall have completed its internal valuation of the Real Property Assets other than the New Jersey Property or have received Appraisals reasonably acceptable to Lender and the value of the Real Property Assets as determined pursuant to Lender's internal valuations, or the Appraisals, as the case may be, shall be reasonably satisfactory to Lender.

                  (o) Engineering Reports. Lender shall have received engineering reports in form and substance reasonably satisfactory to Lender with respect to each of the Real Property Assets other than the New Jersey Property; such engineering reports shall be prepared in accordance with Lender's then current guidelines for property inspection reports by licensed engineers acceptable to Lender, and such report should state, among other things, that each Real Property Asset is in good condition and repair, free from damage and waste and, to the best of such engineer's knowledge, complies in all material respects with the Americans with Disabilities Act (the "Engineering Reports").

                  (p) Zoning Compliance. Lender shall have received evidence reasonably satisfactory to Lender to the effect that each of the Real Property Assets other than the New Jersey Property and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting each of the Real Property Assets, and that all building and operating licenses and permits necessary for the use and occupancy of each of the Real Property Assets as hospitality properties or hotels including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

                  (q) Leases. Lender shall have received certified copies of all Operating Leases and the Maryland FF&E Lease with respect to each Real Property Asset other than the New Jersey Property which shall be reasonably satisfactory to Lender.

                  (r) Contracts and Agreements. Lender shall have received certified copies of all Franchise Agreements and all material contracts and agreements relating to the management, leasing and operation of each of the Real Property Assets other than the New Jersey Property, each of which shall be reasonably satisfactory to Lender.

                  (s) Plans and Specifications. Lender shall have had access to copies of plans and specifications for each of the Real Property Assets other than the New Jersey Property.

                  (t) Certification as to Applicable Laws. Lender shall have received such evidence as Lender shall deem reasonably necessary to establish that each Real Property Asset other than the New Jersey Property complies in all material respects with Applicable Laws.

                  (u) Quality Assurance Reports. Lender shall have received certified copies of the most recent Quality Assurance Reports for each Real Property Asset other than the New Jersey Property, each of which shall be reasonably satisfactory to Lender.

                  (v) Intercompany Debt. Lender shall have received certified copies of all Intercompany Loan Documents.

                  (w) Flood Plain. Lender shall have received reasonably satisfactory evidence indicating which of the Real Property Assets are in a flood plain.

                  (x) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Loan or Borrower's obligation to pay (or Lender's right to receive payment) of the Loan and the other Obligations or the consummation of the Transactions.

                  (y) Payment of Recording Taxes. Lender shall have received proof of payment of any required recording fees, mortgage recording taxes, documentary stamp taxes, intangibles taxes or other similar costs ("Recording Taxes") in connection with the making of the Loan.

                  (z) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender.

                  Section 3.2 Conditions Precedent to the Final Advance. The obligation of Lender to make the final advance under the Note in the amount of $20,000,000.00 is subject to the satisfaction by Borrower on or before the date of said final advance of the following conditions precedent:

                  (a) Loan Documents. Borrower, Guarantor, the REIT and/or the other Loan Parties, as applicable, shall have executed and delivered to Lender the New Jersey Environmental Indemnity and the Loan Documents described in subsections 3.1(a)(iii), (iv),

(vii), (viii), (ix), (x), (xvi), (xvii), (xviii), (xix) and (xx) hereof with respect to the New Jersey Property.

            (b) Additional Documents. Lender shall have received all of the legal opinions, organizational documents, resolutions, certificates, evidence of insurance, title insurance, survey, environmental reports, payments, appraisals, engineering reports, evidence of zoning compliance and other matters as described in subsections 3.1(b), (c), (d), (f), (g), (h), (i), (j), (k), (l),
(m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w), (x), (y) and (z) hereof with respect to the New Jersey Property.

            (c) Title Insurance. Lender shall have received (i) a Title Policy and survey for the New Jersey Property that meets the requirements of subsection 3.1(i) hereof, (ii) a continuation of the Title Policies for each of the Real Estate Assets other than the California Property showing title to such Real Estate Asset to be vested in Borrower or Guarantor, as the case may be, and no exceptions to the Title Policies other than those exceptions previously approved by Lender in writing, (iii) endorsements to each Title Policy other than the one for the California Property insuring the priority of the liens of the Security Instruments, subject only to exceptions previously approved by Lender in writing, and (iv) such other endorsements to each Title Policy as may be necessary to "tie-in" the Title Policy for the New Jersey Property with the Title Policies for the other Real Estate Assets (other than the California Property).

            (d) Lender shall have received not less than thirty (30) days prior written notice of Borrower's request for the final advance pursuant to this
Section 3.2.

            (e) The final advance shall have been made on or prior to June 15, 1996.

            (f) If the Borrower shall own a ground-leasehold estate in the New Jersey Property, Borrower shall have delivered to Lender (A) a certified copy of the ground lease for the New Jersey Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which ground lease shall be satisfactory in all respects to Lender in its sole discretion, and which shall provide, among other things, (i) for a remaining term of no less than 10 years from the Maturity Date, (ii) that the ground lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (iii) for a new lease on the same terms to the Lender as tenant if the ground lease is terminated for any reason, (iv) the non-merger of fee and leasehold interests, and (v) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the Security Instrument covering the New Jersey Property, and (B) a ground lease estoppel executed by the fee owner and ground lessor of the New Jersey Property, which estoppel shall be satisfactory to Lender in its sole discretion.

            (g) Upon the final advance, Lender shall revise Schedules 3 through 18, inclusive, to reflect the addition of the New Jersey Property.

            (h) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material re-spects on such date both before and after giving effect to the making of such final advance or, if such representations and warranties are not true and correct in all material respects, the facts giving rise to the breach have been disclosed to Lender in writing and Lender, has approved, in its sole discretion, such facts.

            (i) No Event of Default. No Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such final advance.

            (j) No Material Adverse Change. No event, act or condition shall have occurred after the closing date of this Agreement which, in the judgment of Lender, has had or could have a Material Adverse Effect.

            Section 3.3 Acceptance of the Loan. The acceptance by Borrower of the proceeds of the initial advance of the Loan shall constitute a representation and warranty by Borrower, Guarantor and the REIT to Lender that all of the conditions required to be satisfied under this Section 3 in connection with the making of the Loan and all of the terms and provisions of this Agreement have been satisfied.

            Section 3.4 Sufficient Counterparts. All certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to Lender and shall be reasonably satisfactory in form and substance to Lender (unless the form thereof is prescribed herein).


            SECTION 4. REPRESENTATIONS AND WARRANTIES.

            In order to induce Lender to enter into this Agreement and to make the Loan, Borrower, Guarantor and the REIT make the following representations and warranties as of the date hereof, which shall survive the execution and delivery of this Agreement, the Note and the California Note and the making of the Loan:

            Section 4.1 Corporate/Partnership Status. Each of Borrower and the other Loan Parties (a) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate or partnership power and authority, as the case may be, to own its property and assets (including the Real Property Assets) and to transact the business in which it is engaged or presently proposes to engage (including this Transaction) and (c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation or foreign partnership, as the case may be, in every jurisdiction in which the Real Property Assets are located, unless it is not required to so qualify by Applicable Law, or in which the nature of its business requires it to be so qualified.

            Section 4.2 Corporate/Partnership Power and Authority. Each of Borrower and the other Loan Parties has the corporate or partnership power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance by it of such Loan Documents. Each of Borrower and the other Loan Parties has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity whether enforcement is sought in a proceeding in equity or at law.

            Section 4.3 No Violation. Neither the execution, delivery or performance by Borrower or any other Loan Party of the Loan Documents to which it is a party, nor the compliance by such Person with the terms and provisions thereof nor the consummation of the Transactions, (a) will, to the best of Borrower's, Guarantor's or the REIT's knowledge, contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, which contravention would have a Material Adverse Effect on the value of the Collateral as a whole, or (b) will conflict in any material respect with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Instruments and the Loan Documents) upon any of the property or assets (including the Real Property Assets) of Borrower or any of the other Loan Parties pursuant to the terms of any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower or any of the other Loan Parties is a party or by which it or any of its property or assets (including the Real Property Assets) is bound or to which it may be subject, which contravention would have a Material Adverse Effect on the value of the Collateral as a whole, or (c) will, with respect to Borrower or any Loan Party which is a partnership, violate in any material respect any provisions of the partnership agreement of such Person, or (d) will, with respect to the Borrower or any of the Loan Parties which is a corporation, violate in any material respect any provision of the Certificate of Incorporation or By-Laws of such Person.

            Section 4.4 Litigation. Except as set forth on Schedule 5, there are no actions, suits or proceedings, judicial, administrative or otherwise (including any condemnation or similar proceeding) pending or, to the best of Borrower's, Guarantor's or the REIT's knowledge, threatened with respect to any of the Transactions or Loan Documents, Borrower, Guarantor, their respective Subsidiaries, or any of the other Loan Parties or their respective Subsidiaries, or with respect to the Real Property Assets, that could, individually or in the aggregate, result in a Material Adverse Effect. All matters set forth on
Schedule 5 do not, individually or in the aggregate, result in a Material Adverse Effect.

            Section 4.5 Financial Statements: Financial Condition; etc. The financial statements delivered pursuant to Section 3.1(j) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of Borrower, the Loan Parties and the Real Property Assets covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. There is no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading or would affect Borrower's, Guarantor's or the REIT's ability to perform its obligations under this Agreement or Borrower's, Guarantor's the REIT's, the Partnership's, the Maryland

Partnership's, Midland Hotel's or the Corporation's ability to perform its obligations under the Loan Documents.

            Section 4.6 Solvency. On the date hereof and after and giving effect to the Transactions, Borrower and the Loan Parties will be Solvent.

            Section 4.7 Material Adverse Change. Since the date of the most recent audited financial statements delivered pursuant to Section 3.1(j), there has occurred no event, act or condition, and to the best of Borrower's, Guarantor's or the REIT's knowledge, there is no prospective event or condition which has had, or could have, a Material Adverse Effect.

            Section 4.8 Use of Proceeds; Margin Regulations. All proceeds of the Loan will be used by Borrower and the Loan Parties only in accordance with the provisions of Section 2.20. No part of the proceeds of the Loan will be used by Borrower or any other Loan Party to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

            Section 4.9 Governmental Approvals. To the best of Borrower's, Guarantor's or the REIT's knowledge, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (or, if required, has been obtained) to authorize, or in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except for such orders, consents, approvals, licenses, authorizations, filings, recording, registration or exemption that would not have a Material Adverse Effect.

            Section 4.10 Security Interests and Liens. The Security Instruments and the related Loan Documents create, as security for the Obligations, valid and enforceable Liens on all of the Collateral, in favor of Lender and subject to no other liens (except for Permitted Liens), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

            Section 4.11 Tax Returns and Payments. Borrower, the REIT and the other Loan Parties filed all tax returns required to be filed by it for which the filing date has passed and not been extended and has paid all taxes and assessments payable by such Persons which have become due, other than (a) those not yet delinquent or (b) those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

            Section 4.12 ERISA. As of the date hereof, neither Borrower or any of the other Loan Parties has any Plans other than those listed on Schedule 6. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) still outstanding, or Reportable Event, which exceeds $5,000,000.00 or which has or could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan and there is no lien outstanding under Section 412 of the Code or Section 302 of ERISA with respect to any Loan Party's assets. As of the date hereof, the Unfunded Benefit Liabilities do not in the aggregate exceed $1,000,000.00. Borrower and the other Loan Parties have not failed to comply in all material respects with the requirements of ERISA and the Code and plan documents for any Employee Benefit Plan which has or could reasonably be expected to have a Material Adverse Effect and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan which has or could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of the other Loan Parties, nor any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the other Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) could not result in liability to Borrower or any Loan Parties) is subject to any present or potential withdrawal liability pursuant to Section 4201 or 4204 of ERISA which, individually or in the aggregate is in excess of $5,000,000.00 or has or could reasonably be expected to have a Material Adverse Effect. To the best knowledge of Borrower and the other Loan Parties, no Multiemployer Plan is or is likely to be disqualified for tax purposes, in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in
Section 4245 of ERISA), which event would have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service (with respect to an Employee Benefit Plan), any Plan or any trust established under Section 4049 of ERISA has been, or is expected by Borrower or the other Loan Parties to be, incurred by Borrower or the other Loan Parties (other than annual contributions) which is in excess of $5,000,000.00 or would have a Material Adverse Effect. Except as otherwise disclosed on Schedule 6 hereto or disclosed prior to an Advance, none of Borrower or the other Loan Parties has any contingent liability with respect to any post-retirement benefits under any "welfare plan" (as defined in Section 3(1) of ERISA) or withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability that is both not more than $5,000,000.00 and that would not have a Material Adverse Effect. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by Borrower or the other Loan Parties to be imposed on the assets of Borrower or the other Loan Parties. Except as disclosed on Schedule 6 or disclosed prior to an Advance neither Borrower nor any other Loan Party is a party to any collective bargaining agreement. Neither Borrower nor any Loan Party has engaged in any transaction prohibited by Section 408 of ERISA or
Section 4975 of the Code which has a Material Adverse Effect. As of the date hereof and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of Borrower or any other Loan Party will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the date hereof and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be a "governmental plan" within the meaning of Section 3(3) of ERISA and neither Borrower nor any other Loan Party will be subject to state statutes applicable to Borrower or such Loan Party regulating investments and fiduciary obligations, of Borrower or any Loan Party with respect to governmental plans.

            Section 4.13 Intentionally Omitted.

            Section 4.14 Representations and Warranties in Loan Documents. All representations and warranties made by Borrower or any other Loan Party in this Agreement and in the other Loan Documents are true and correct in all material respects.

            Section 4.15 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or any other Loan Party in writing to Lender on or prior to the date hereof, for purposes of or in connection with this Agreement or any of the Transactions (the "Furnished Information") is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any other Loan Party in writing to Lender will be, true, accurate and complete in all material respects and will not omit any material fact necessary to make such information (taken as a whole) not misleading on the date as of which such information is dated or furnished. As of the date hereof, there are no facts, events or conditions directly and specifically affecting Borrower, or any other Loan Party known to Borrower and not disclosed to Lender, in the Furnished Information, in the Schedules attached hereto or in the other Loan Documents, which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

            Section 4.16 Ownership of Real Property; Existing Security Instruments. With respect to the California Property, Florida Properties, Georgia Properties, Texas Property, and from and after the date of the final advance under Section 3.2, the New Jersey Property, Borrower, with respect to the Maryland Property, Maryland Guarantor, and with respect to the Illinois Property, Illinois Guarantor, has good and marketable fee simple title (or with respect to the New Jersey Property, a ground-leasehold estate, as the case may be, subject to any Permitted Liens, and Borrower, Guarantor, Partnership), with respect to the Maryland Property, the Maryland Partnership, and with respect to the Illinois Property, Midland Hotel, each have good title to all of their Personal Property subject to no Lien of any kind except for Permitted Liens. As of the date of this Agreement, there are no options or other rights to acquire any of the Real Property Assets that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets, other than Permitted Liens.

            Section 4.17 No Default. To the best of the Borrower's, Guarantor's or the REIT's knowledge, no Default or Event of Default exists under or with respect to any Loan Document. No Default or Event of Default exists under or with respect to the Operating Leases, the Intercompany Debt, or the Franchise Agreements. To the best of Borrower's, Guarantor's or the REIT's knowledge, neither Borrower, any Loan Party nor any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect.

            Section 4.18 Licenses, etc. To the best of the Borrower's, Guarantor's or the REIT's knowledge, Borrower, Guarantor, the Partnership, the Maryland Partnership and Midland Hotel have, for each Real Property Asset, obtained and hold in full force and effect, all material franchises, trademarks, tradenames, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Real Property Assets and their respective businesses as presently conducted, including without limitation, liquor licenses, as applicable ("Licenses"). Other than as indicated on Schedule 18, all liquor licenses are issued in either the name of (i) the Corporation, (ii) an entity wholly owned and controlled by the Corporation which has entered into a management agreement or lease agreement with respect to such liquor license with the Partnership, Midland Hotel or the Corporation, on terms and conditions reasonably satisfactory to Lender, or (iii) an individual who is both a resident of the state in which the related Real Property Asset is located and is an employee of either Borrower, the Partnership, the Maryland Partnership, the Corporation, Midland Hotel or the REIT at the level of general manager for the Real Property Assets in such state or higher.

            Section 4.19 Compliance With Law. To the best of the Borrower's, Guarantor's or the REIT's knowledge, Borrower and each Loan Party is in compliance in all material respects with all Applicable Laws and other laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which could result in a Material Adverse Effect.

            Section 4.20 Brokers. Borrower, each Loan Party and Lender hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby and Borrower hereby agrees to indemnify and save Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Lender as a result of any claim or assertion by any party claiming by, through or under Borrower or any other Loan Party, that it is entitled to compensation in connection with the financing contemplated hereby, and Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Lender that it is entitled to compensation in connection with the financing contemplated hereby.

            Section 4.21 Judgments. To the best of the Borrower's, Guarantor's or the REIT's knowledge, (i) there are no judgments, decrees, or orders of any kind against Borrower or any Loan Party unpaid of record which would materially or adversely affect the ability of Borrower or any Loan Party to comply with its obligations under the Loan or this Agreement in a timely manner, (ii) there are no federal tax claims or liens assessed or filed against Borrower or any Loan Party, (iii) there are no material judgments against Borrower or any Loan Party unsatisfied of record or docketed in any court of the States in which the Real Property Assets are located or in any other court located in the United States,
(iv) no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against Borrower or any Loan Party, and (v) neither Borrower nor any Loan Party has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

            Section 4.22 Property Manager. As of the date hereof, all of the Real Property Assets are managed by the Partnership or Midland Hotel pursuant to the Operating Leases.

            Section 4.23 Assets of the REIT. The sole asset of the general partner of Borrower is its general partnership interest in Borrower and such other assets that may be incidental to or required in connection with the ownership of such general partnership interest, or as set forth in Schedule 13.

            Section 4.24 REIT Status. The REIT intends to qualify for its taxable year ending December 31, 1995, and intends thereafter to remain qualified as a "real estate investment trust" as defined in Section 856 of the Code and is grandfathered from the application of Section 269B of the Code pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984.

            Section 4.25 The Partnership. The Corporation and entities wholly owned and Controlled by the Corporation are the sole general partners of the Partnership.

            Section 4.26 Maryland Guarantor and the Maryland Partnership. Borrower, Maryland Guarantor and the REIT represent and warrant that (a) Borrower is the sole general partner of Maryland Guarantor and owns a 1% general partnership interest and a 98% limited partnership interest in Maryland Guarantor and SLT Realty Company LLC owns a 1% limited partnership interest in Maryland Guarantor, and (b) the Partnership is the sole general partner of the Maryland Partnership and owns a 1% general partnership interest and a 98% limited partnership in the Maryland Partnership and the Corporation owns a 1% limited partnership in the Maryland Partnership.

            Section 4.27 Intercompany Debt. No Intercompany Debt is secured by any Collateral.

            Section 4.28 Personal Property. For all Real Property Assets, Borrower, Guarantor, the Partnership and (a) with respect to the Maryland Property, the Maryland Partnership, and (b) with respect to the Illinois Property, Midland Hotel, own, lease or license adequate Personal Property to maintain and operate each Real Property Asset as a hotel in accordance with the standards of this Agreement, the Loan Documents, the related Operating Leases and the related Franchise Agreements. With respect to the Maryland Property, the Partnership leases the Personal Property from the Maryland Partnership pursuant to the Maryland FF&E Lease. Borrower, Guarantor and the REIT represent and warrant that the Maryland FF&E Lease is in full force and effect and that there is no default thereunder. The Personal Property is not subject to any liens, leases or financing arrangements other than Permitted Liens.

            Section 4.29 Operations. The REIT conducts its business only through Borrower, except as described on Schedule 13 and the Corporation conducts its business only through the Partnership, except as described on Schedule 13A.

            Section 4.30 Stock. The REIT and the Corporation list all of their outstanding shares of stock on the New York Stock Exchange and such shares trade as "paired shares" subject to a pairing agreement between the REIT and the Corporation.

            Section 4.31 Intentionally Deleted.

            Section 4.32 Status of Maryland Guarantor and Maryland Partnership. As of the date hereof, before and after giving effect to the Transactions, Maryland Guarantor and the

Maryland Partnership are each Solvent. The sole asset of Maryland Guarantor is the Maryland Property, and the sole liabilities of Maryland Guarantor are the Maryland Guaranty, the Loan Documents related to the Maryland Property and the ordinary Operating Expenses in connection with the Maryland Property. The sole asset of the Maryland Partnership is the Personal Property described in the Maryland FF&E Lease, and the sole liabilities of the Maryland Partnership are the Partnership Guaranty with respect to the Maryland Property and the Partnership Loan Documents and the ordinary Operating Expenses with respect to the Maryland Property.

            Section 4.33 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness evidenced by the Note and the California Note has been fully paid and satisfied.

            Section 4.34 Illinois Guarantor and Midland Hotel. Borrower, Illinois Guarantor and the REIT represent and warrant that (a) Partnership is the sole shareholder of Midland Holding Corp., an Illinois corporation ("Midland Holding") and (b) Midland Holding is the sole shareholder of Illinois Guarantor and of Midland Hotel.

            Section 4.35 Status of Illinois Guarantor and Midland Hotel. As of the date hereof, before and after giving effect to the Transactions, Illinois Guarantor, Midland Holding and Midland Hotel are each Solvent. The sole asset of Illinois Guarantor is the Illinois Property, and the sole liabilities of Illinois Guarantor are the Illinois Guaranty, the Loan Documents related to the Illinois Property and the ordinary Operating Expenses in connection with the Illinois Property. The sole asset of Midland Hotel is the lessee's interest in the Operating Lease and the Personal Property relating to the Illinois Property, and the sole liabilities of Midland Hotel are the Illinois Guaranty, the Partnership Loan Documents and the ordinary Operating Expenses with respect to the Illinois Property. The sole assets of Midland Holding are the shares of stock of Midland Hotel and of Illinois Guarantor and the sole liabilities of Midland Holding are the ordinary and customary administrative expenses in conducting its business of acting as sole shareholder of Midland Hotel and Illinois Guarantor.


            SECTION 5. AFFIRMATIVE COVENANTS.

            Borrower, Guarantor and the REIT covenant and agree that on and after the date hereof and until the Obligations are paid in full:

            Section 5.1 Financial Reports. (a) Borrower, Guarantor and the REIT will furnish to Lender: (i) annual audited consolidated or combined, as the case may be, financial statements of (A) Borrower, Guarantor and REIT, (B) the Partnership, the Maryland Partnership, Midland Hotel and the Corporation and (C) Borrower, the REIT, Guarantor, the Partnership, the Maryland Partnership, Midland Hotel and the Corporation, each prepared in accordance with GAAP within 90 days of the end of Borrower's fiscal year prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), reasonably satisfactory to Lender; (ii) within 45 days after the close of each quarterly accounting period in each fiscal year, the consolidated or combined, as the case may be, balance sheet of (A) Borrower, Guarantor and REIT, (B) the Partnership, the Maryland Partnership, Midland Hotel and the Corporation and (C) Borrower, the REIT, the Partnership, Guarantor, the Maryland Partnership, Midland Hotel and the Corporation, each as of the end of such quarterly period and the related consolidated statements of income, cash flow and shareholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP certified by Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor, as applicable; (iii) quarterly and annual operating statements (prepared on a basis consistent with that used in the preparation of the GAAP consolidated or combined, as the case may be, financial statements of Borrower, the REIT, the Partnership, the Maryland Partnership, Midland Hotel, the Corporation and Guarantor, and in compliance with the Uniform System of Accounts) for each Real Property Asset, separately disclosing the amounts paid under the related Operating Lease and including a comparison and reconciliation with the most recent Annual Operating Budget, within 45 days of the end of each calendar quarter, certified by the Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor; (iv) copies of all of Borrower's, REIT's, the Partnership's, the Maryland Partnership's, the Corporation's, Midland Hotel's and Guarantor's quarterly and annual filings with the Securities and Exchange Commission and all shareholder reports and letters to the REIT's and the Corporation's shareholders and all other publicly released information promptly after their filing or mailing, and (v) an annual operating and capital budget for each of the Real Property Assets (the "Annual Operating Budget"), including cash flow projections for the upcoming year, presented on a monthly basis consistent with the quarterly and annual operating statements referred to in clause (iii) above at least 15 days prior to the start of each calendar year. Borrower will furnish or cause to be furnished such additional reports or data, but no more often than on a quarterly basis, as Lender may reasonably request including, without limitation management and marketing reports for each Real Property Asset. Borrower and each Loan Party shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain its respective books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the GAAP consolidated financial statements of Borrower. Unless otherwise specified above financial reports requested by Lender of Borrower or any other Loan Party shall be provided to Lender no later than 15 days after such request.

            (b) Officer's Certificates. (i) At the time of the delivery of the financial statements under clause (a) above, Borrower shall provide a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT that such financial statements have been prepared in accordance with GAAP (unless such financial statements are not required to be prepared in accordance with GAAP pursuant to this Agreement) and fairly present the financial condition and the results of operations of Borrower, REIT, the Partnership, Guarantor, the Maryland Partnership, the Corporation, Midland Hotel and the Real Property Assets on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year end adjustments, (y) to the best knowledge of such general partner or senior executive officer of Borrower and the REIT that no Default or Event of Default has occurred on the date of such certificate or, if any Default or Event of Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action Borrower proposes to take in respect thereof and
(z) that since the date of the prior financial statements delivered pursuant to such clause no change has occurred in the financial position of Borrower,

REIT, the Partnership, the Maryland Partnership, Guarantor, Midland Hotel or the Corporation which change could result in a Material Adverse Effect, and (ii) at the time of delivery of the Annual Operating Budget pursuant to Section 5.1(a)(v), a written statement of the assumptions used in connection with respect to the Annual Operating Budget, together with a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT to the effect that such budget and assumptions are reasonable and represent Borrower's, the Partnership's, the Maryland Partnership's, Midland Hotel's and Guarantor's good faith estimate of such Property Net Cash Flow and anticipated capital expenditures, it being understood and agreed that there may often be a difference between financial projections and actual results.

            (ii) Within 45 days of the end of each calendar quarter, Borrower shall provide a certificate of the general partner of Borrower or of a senior executive officer of Borrower and the REIT certifying that no Default or Event of Default has occurred, that there has been no change in the REIT's tax status as a real estate investment trust as defined under Section 856 of the Code, confirming compliance with the covenant in Section 5.19 and the provisions of Sections 5.12, 5.13, 5.27 and 5.29 and such other Sections as reasonably requested by Lender and containing calculations verifying such compliance commencing with the calendar quarter ending on June 30, 1996.

            (c) Notice of Default or Litigation. Promptly after Borrower or any other Loan Party obtains actual knowledge thereof, Borrower shall give Lender notice of (i) the occurrence of a Default or any Event of Default, (ii) the occurrence of (x) any default that is not cured, or any event of default, under any partnership agreement or other organizational documents of Borrower or Guarantor, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the assets of Borrower or Guarantor or (y) any event of default under any Franchise Agreement, Operating Lease, the Maryland FF&E Lease, Intercompany Debt or any other material agreement relating to the Real Property Assets, to which Borrower, the Partnership, the Maryland Partnership, Midland Hotel or Guarantor is a party, which, if not cured could result in a Material Adverse Effect, (iii) any litigation or governmental proceeding pending or threatened (in writing) against Borrower or any other Loan Party which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 5.1(c) shall be accompanied by a certificate of a general partner or senior executive officer of Borrower setting forth the details of the occurrence referred to therein and describing the actions Borrower proposes to take with respect thereto.

            (d) Quality Assurance. Promptly after Borrower, Guarantor, the Partnership, Midland Hotel or any other Loan Party receives any quality assurance reports or similar reports of inspection or compliance from the Franchisor under any Franchise Agreement ("Quality Assurance Reports"), Borrower shall deliver copies thereof to Lender, but in no event later than thirty days after receipt.

            (e) Other Information. From time to time, Borrower, Guarantor and the REIT shall provide such other information and financial documents relating to Borrower, the REIT or the other Loan Parties as Lender may reasonably request.

            Section 5.2 Books, Records and Inspections. Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor shall, at their respective principal places of business or at each Real Property Asset, keep proper books of record and account in which full, true and correct entries shall be made. Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor shall permit or cause to be permitted officers and designated representatives of Lender to visit and inspect any of the Real Property Assets, and to examine and copy the books of record and account of Borrower, the Partnership, the Maryland Partnership, Midland Hotel or Guarantor and the Real Property Assets (including, without limitation, leases, statements, bills and invoices), discuss the affairs, finances and accounts of Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as Lender may desire.

            Section 5.3 Maintenance of Insurance. Borrower and the other Loan Parties shall (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in commercially reasonable amounts and with respect to the Real Property Assets in at least such amounts and against at least such risks as are required, under the Security Instruments,
(b) maintain Lender as named additional insured in respect of any such liability insurance required to be maintained under the Security Instruments, and (c) furnish to Lender from time to time, upon written request, certificates of insurance or certified copies or abstracts of all insurance policies required under this Agreement and the other Loan Documents and such other information relating to such insurance as Lender may reasonably request.

            Section 5.4 Taxes. Borrower and the other Loan Parties shall pay or cause to be paid, when due (i.e., before any penalty or fine could be levied or charged), all taxes, charges and assessments and all other lawful claims required to be paid by Borrower, the other Loan Parties, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP. Upon request from Lender, Borrower shall provide evidence to Lender of payment of such taxes, charges, assessments and other lawful claims.

            Section 5.5 Corporate Franchises; Conduct of Business. (a) Borrower and each Loan Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing (i) in the State of its organization and (ii) in each state in which a Real Property Asset is located, unless such Person is not required to qualify in such State by Applicable Law, and its respective franchises, tradenames licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing (other than existence and good standing) could not, individually or in the aggregate, result in a Material Adverse Effect.

            (b) Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor shall carry on and conduct their businesses in substantially the same manner and substantially the same field of enterprise as they are presently conducted.

            (c) The REIT shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only through Borrower, except as described in
Schedule 13.

            (d) The Corporation shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only through the Partnership, except as described in Schedule 13A.

            Section 5.6 Compliance with Law. Borrower and the other Loan Parties shall comply in all material respects with all Applicable Laws, in respect of the conduct of their business and the ownership of their property (including the Real Property Assets), except for such Applicable Laws, (a) which Borrower or such other Loan Party are contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose any of Lender, Borrower, the other Loan Parties to any criminal liability or penalty, (ii) give rise to a Lien against any of the Collateral or any Real Property Asset, or (iii) otherwise materially adversely affect any of the Collateral or the value thereof), or (b) the failure to observe which, taken individually or in the aggregate, could not result in a Material Adverse Effect.

            Section 5.7 Performance of Obligations. Borrower, Guarantor and the REIT shall perform all of their respective material obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract relating to any Real Property Assets, or by which it or any of the Real Property Assets is bound.

            Section 5.8 Stock. REIT and the Corporation shall maintain in good standing their listing of all outstanding shares of stock on the New York Stock Exchange and such shares shall continue to trade as "paired shares".

            Section 5.9 Maintenance of Personal Property. Borrower, Guarantor, the Partnership, Midland Hotel and the Maryland Partnership shall own, lease or license Personal Property adequate to maintain and operate each Real Property Asset as a hotel in accordance with the standards of this Agreement, the Loan Documents, the related Operating Leases, the Maryland FF&E Lease, and the related Franchise Agreements. Neither Borrower, the Partnership, Midland Hotel and the Maryland Partnership nor Guarantor shall lease, license, encumber or enter into any other financing arrangements with respect to any of the Personal Property in excess of the Permitted Financing. Notwithstanding anything to the contrary contained herein, Lender shall not unreasonably withhold its consent to a replacement of the existing Franchise Agreements for the Florida Property located in Fort Lauderdale and the Texas Property with Franchise Agreements with Embassy Suites.

            Section 5.10 Maintenance of Properties. Borrower, Guarantor and the other Loan Parties shall ensure that the Real Property Assets are maintained in a manner consistent with their current condition and repair, normal wear and tear and casualty damage in the process of being repaired or restored excepted.

            Section 5.11 Compliance with ERISA. (a) Borrower and the other Loan Parties shall maintain each Employee Benefit Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable regulations promulgated thereunder so that no failure to so comply will cause liability to Borrower or any Loan Party in excess of $5,000,000.00 or have a Material Adverse Effect. Borrower and the other Loan Parties shall provide to Lender, within ten
(10) days of Lender's request, any document, filing or correspondence relating to an Employee Benefit Plan which the Lender reasonably requests. Borrower and the other Loan Parties shall also provide to Lender, with ten (10) days of filing or receipt, (i) any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan, (iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Borrower or Loan Party with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC; provided, however, that items in (i)-(iii) need only be provided if the events could result in Material Adverse Effect.

            (b) Neither Borrower nor any other Loan Party shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Lender to liability for a violation of ERISA or such a state statute.

            (c) Borrower and the REIT further covenant and agree to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender in its sole discretion, that
(i) neither Borrower or any other Loan Party is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) neither Borrower or any other Loan Party is subject to state statutes applicable to Borrower or any Loan Party regulating investments and fiduciary obligations of Borrower or any Loan Party with respect to governmental plans; and (iii) with respect to each Loan Party and Borrower, at least one of the following circumstances is true:

                  (1) Equity interests in Borrower or such Loan Party are
            publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (2) Less than 25 percent of each outstanding class of equity interests in Borrower or such Loan Party are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (3) Borrower or such Loan Party qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3- 101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

            Section 5.12 Settlement/Judgment Notice. Borrower, Guarantor and the REIT agree that they shall, within ten (10) days after a settlement of any obligation in excess of $1,000,000.00 or after entry of any judgment in excess of $1,000,000.00, in ether case, individually or in the aggregate, provide written notice to Lender of such settlement or judgment.

            Section 5.13 Acceleration Notice. Borrower, Guarantor and the REIT agree that they shall, within ten (10) days after receipt of written notice that any Indebtedness of Borrower, Guarantor or the REIT hereof has been accelerated, provide written notice to Lender of such acceleration.

            Section 5.14      Intentionally Deleted.

            Section 5.15      Intentionally Deleted.

            Section 5.16      Intentionally Deleted.

            Section 5.17      Intentionally Deleted.

            Section 5.18      Intentionally Deleted

            Section 5.19 Minimum Spending Requirement and Deferred Maintenance Spending Requirement. (a) After the date hereof, Borrower and/or Guarantor shall spend at least the amounts set forth on Schedule 16 for each Real Property Asset for repairs, replacement, or maintenance of such Real Property Asset, on or before the Maturity Date (the "Minimum Spending Requirement"). Borrower and/or Guarantor shall deliver evidence reasonably satisfactory to Lender no more frequently than monthly, but at least quarterly, of the portion of the Minimum Spending Requirement for each Real Property Asset that has been spent; such evidence shall include copies of paid invoices or other receipts for work done or materials provided and such other information as reasonably requested by Lender.

            (b) Borrower and/or Guarantor shall spend the amounts shown on
Schedule 17 (as the same may be amended from time to time) for each Real Property Asset listed on such Schedule prior to the Maturity Date to perform the specified maintenance set forth on such Schedule (the "Deferred Maintenance Spending Requirement"). Borrower shall deliver evidence reasonably satisfactory to Lender no more frequently than monthly, but at least quarterly, of the portion of the Deferred Maintenance Spending Requirement that has been spent; such evidence shall include copies of paid invoices or other receipts for work done or materials provided, and may include an updated Engineering Report.

            (c) With respect to the Maryland Property, Borrower and Guarantor shall deliver evidence reasonably satisfactory to Lender, which shall include an estoppel or similar acknowledgement from Holiday Inn, that all of the work required under the "Change of Ownership of the Holiday Inn, Calverton, Maryland, Location #1494 Property Improvement Plan", dated July 26, 1995, and prepared by Holiday Inn (a copy of which is attached hereto as Schedule 19) has been completed to Holiday Inn's satisfaction prior to January 1, 1997.

            (d) Borrower, Guarantor and the REIT jointly and severally, and unconditionally and irrespective of the lack of enforceability or validity of the Note or the California Note, the other Loan Documents or any other provision of this Agreement, and irrespective of any other circumstances which may constitute a defense to the agreements contained in this clause (d), hereby guarantee that Borrower and Guarantor shall perform and pay for each of the obligations and agreements contained in subsections (a), (b) and (c) of this
Section 5.19, in strict accordance with the provisions thereof. The obligations and liabilities of Borrower, Guarantor and the REIT contained in this Section
5.19 shall be fully recourse and shall not be subject to the limitations contained in Section 9.8 or any similar provision contained in any other Loan Document other than subsection 9.8(f).

            Section 5.20 Intentionally Deleted.

            Section 5.21 Manager. The Partnership or Midland Hotel, as the case may be, shall manage such Real Property Asset thereafter pursuant to the Operating Lease; however, the Partnership or Midland Hotel, as the case may be, may enter into a new management agreement for any Real Property Asset with Lender's consent, which consent shall not be unreasonably withheld, and provided that such management agreement shall be on market terms and at market rates with a bona fide independent third party manager that is in the business of managing hotels and otherwise reasonably satisfactory to Lender.

            Section 5.22 Further Assurances. Borrower, Guarantor and the REIT will, at Borrower's, Guarantor's and the REIT's sole cost and expense, at any time and from time to time upon request of Lender take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, deeds of trust, deeds to secure debt, mortgages, security agreements or other instruments which Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including (i) to consummate the transfer or sale of the Loan or any portion thereof, provided that Borrower's, Guarantor's, the REIT's and each other Loan Party's obligations hereunder and under the Loan Documents shall not be increased or their rights diminished or abridged without their consent, (ii) to preserve, protect and perfect the security intended to be created and preserved in the Real Property Assets and (iii) to establish, preserve and protect the security interest of Lender in and to the Accounts Receivable and any personal property owned by Borrower, Guarantor, the Partnership, Midland Hotel or the Maryland Partnership installed in, furnished to or used or intended to be used in connection with any construction in connection with the Real Property Assets or the operation thereof.

            Section 5.23 REIT Status. The REIT shall elect to be treated as a "real estate investment trust" for the taxable year ending on December 31, 1995 and thereafter shall at all times maintain its status as and continue to elect to be treated as, a "real estate investment trust" under Section 856 of the Code and shall at all times maintain its status as grandfathered from the application of Section 269B of the Code pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984.

            Section 5.24 Mortgage Covenants. Borrower and Guarantor shall comply with all of the terms and conditions and covenants in the Security Instruments, the Environmental Indemnity and the other Loan Documents.

            Section 5.25 Intentionally Deleted.

            Section 5.26 Maintenance of Control. An officer, director, employee or general partner of the Group shall at all times remain a Trustee of the REIT and a Director of the Corporation (it being acknowledged by Lender that changes in composition of REIT's Trustees or Corporation's Directors shall not constitute a change in control).

            Section 5.27 Maintenance of Intercompany Debt. No Intercompany Debt shall be secured by any of the Collateral.

            Section 5.28 Transfer of Licenses. With respect to all of the Real Property Assets, to the extent that any Licenses are not in the name of the applicable Loan Party, Borrower and the REIT shall promptly commence or cause the applicable Loan Party to commence, and diligently proceed to have all such Licenses issued in the name of the applicable Loan Party or deliver evidence reasonably satisfactory to Lender that the failure to have such License in the name of the applicable Loan Party does not materially adversely affect the operation and use of the related Real Property Asset. Borrower shall notify Lender within 10 Business Days of the end of each calendar quarter of the status of the various Licenses that have not been transferred to the applicable Loan Party. Notwithstanding the foregoing, Borrower shall have all liquor licenses issued and maintained in either the name of (i) the Corporation, (ii) an entity wholly owned and controlled by the Corporation which has entered into a management agreement or lease agreement with respect to such liquor licenses with the Partnership, Midland Hotel or the Corporation on terms and conditions reasonably satisfactory to Lender or (iii) an individual who is both a resident of the state in which the related Real Property Asset is located and is an employee of either Borrower, the Partnership, the Corporation, Midland Hotel or the REIT at the level of general manager for the Real Property Assets in such state or higher within ninety (90) days of the date hereof. Borrower shall not be required to have the liquor license held by the American Cafe issued in the name of one of the entities described in clauses (i), (ii) and (iii) above for so long as the American Cafe is a tenant under a restaurant lease on the Maryland Property; however, if such lease is terminated, expires or rejected by the tenant in a bankruptcy proceeding, Borrower shall, or cause Guarantor to, have the tenant thereunder execute a transfer application for the liquor license to Borrower or Guarantor or one of the entities described in clauses (i), (ii) and (iii) above pursuant to the terms of the lease.

            Section 5.29 Environmental Monitoring. With respect to the Maryland Property, Borrower or Maryland Guarantor shall deliver to Lender a copy of the results of the annual pressure testing required by Applicable Law of the underground storage tanks within thirty (30) days after such testing has been done, but in no event later than January 31, 1997.

            Section 5.30 Keep Well Covenants.

                        (a) Borrower and the REIT shall (i) cause Maryland
            Guarantor to be operated and managed in such a manner that it will fulfill its obligations under the Loan Documents to which it is a party; (ii) not file any petition for relief under the Bankruptcy Code or under any similar federal or state law against Maryland Guarantor; and (iii) provide funding to Maryland Guarantor to the extent necessary to enable Maryland Guarantor to fulfill its obligations under the Loan Documents and to remain Solvent.

                        (b) Borrower and the REIT shall: (i) cause the Maryland
            Partnership to be operated and managed in such a manner that it will fulfill its obligations under the Loan Documents to which it is a party; (ii) not file any petition for relief under the Bankruptcy Code or under any similar federal or state law against the Maryland Partnership; and (iii) provide funding to the Maryland Partnership to the extent necessary to enable the Maryland Partnership to fulfill its obligations under the Loan Documents and to remain Solvent.

            SECTION 6. NEGATIVE COVENANTS.

            Borrower, the REIT and Guarantor covenants and agrees for itself and on behalf of the other Loan Parties that on and after the date hereof until the Obligations are paid in full: -

            Section 6.1 Intentionally Deleted.

            Section 6.2 Intentionally Deleted.

            Section 6.3 Liens. Borrower, the Partnership, the Maryland Partnership, Midland Hotel and Guarantor shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of the Collateral, or any of the Real Property Assets, other than the following (collectively, the "Permitted Liens"):

            (a) Liens existing on the date hereof and set forth on Schedule 7 hereto or listed in the Title Policies issued on March 22, 1996 or the date hereof, as the case may be, for each Real Property Asset;

            (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (c) Statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or (i) which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law or the terms of the Security Instruments;

            (d) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Borrower or Guarantor, as applicable, and which do not detract materially from the value of any of the Real Property Assets to which they attach or impair materially the use thereof by Borrower or Guarantor, as applicable, or materially adversely affect the security interests of Lender in the Collateral;

            (e)   Permitted Financing; and

            (f) Liens granted to Lender pursuant to the Security Instruments securing the Obligations.

            Section 6.4 Restriction on Fundamental Changes. (a) Without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender, (i) Borrower and the other Loan Parties shall not enter into any merger or consolidation following which the REIT or an entity wholly owned by the REIT is no longer the sole general partner of the Borrower; or a merger or consolidation following which the Corporation or entities wholly owned by the Corporation are no longer the sole general partners of the Partnership; if such events occur without the prior written consent of Lender, all Advances shall be due and payable in full, including all principal, interest and Fees, on the earliest to occur of the expiration of each related Interest Period with respect to Eurodollar Portions or the next payment date with respect to Base Rate Portions, or the Maturity Date; and (ii) the REIT shall not sell, transfer, pledge, assign or encumber its general partnership interest in Borrower and the Corporation shall not sell, transfer, pledge, assign or encumber its general partnership interest in the Partnership, except to an entity wholly owned by the Corporation.

            (b) Without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender, (i) Borrower shall not sell, transfer, pledge, assign or encumber its general partnership or limited partnership interest in Maryland Guarantor, (ii) SLT Realty Company L.L.C. shall not sell, transfer, pledge, assign or encumber its limited partnership or other ownership interest in Guarantor, (iii) the Corporation shall not sell, transfer, pledge, assign or encumber its general partnership or limited partnership interest in the Maryland Partnership, (iv) the Partnership shall not sell, transfer, assign or encumber its limited partnership interest in the Maryland Property, (v) the Partnership shall not sell, transfer, pledge, assign or encumber any of its shares of stock in Midland Holding, (vi) Midland Holding shall not sell, transfer, pledge assign or encumber any of its shares of stock in Illinois Guarantor or Midland Hotel, and (vii) none of the Loan Parties shall enter into or permit any merger or consolidation following which (A) Midland Holding shall not be wholly owned by the Partnership, (B) Illinois Guarantor shall not be wholly owned by Midland Holding, or (C) Midland Hotel shall not be wholly owned by Midland Holding.

            Section 6.5 Transactions with Affiliates. Borrower and the other Loan Parties shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of Borrower.

            Section 6.6 Plans. Borrower and the other Loan Parties shall not, and shall make reasonable efforts under the circumstances not to permit any member of their respective ERISA Controlled Group to, (i) take any action which would (A) increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans, or withdrawal liability under a Multiemployer Plan for which Borrower or any Loan Party or any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) of the Code could not result in liability to Borrower or any Loan Party) could reasonably be expected to be liable, to an amount in excess of $5,000,000.00 or which has or could be reasonably expected to have a Material Adverse Effect or (B) result in liability to Borrower or any Loan Party for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA) or any withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability would not be in excess of $5,000,000.00 or have a Material Adverse Effect or (ii) engage in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code which has a Material Adverse Effect.

            Section 6.7 Intentionally Deleted.

            Section 6.8 Operating Leases. Neither Borrower, the Partnership, the Maryland Partnership, Midland Hotel nor Guarantor shall terminate any Operating Lease or the Maryland FF&E Lease, and shall not, without the prior written consent of Lender, modify or amend any Operating Lease or the Maryland FF&E Lease (other than modifications of a ministerial nature which do not amend or modify any economic terms or terms that would have an adverse effect on the value of the Collateral or Lender's security interest therein).

            Section 6.9 Borrower's Partnership Agreement. Neither Borrower nor the REIT shall amend or modify Section 7.4 of Borrower's Partnership Agreement or default under any of its obligations under Borrower's Partnership Agreement.


            SECTION 7. EVENTS OF DEFAULT

            Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

            (a) Failure to Make Payments. Borrower or the REIT shall (i) default in the payment when due of any principal of the Loan, or (ii) default in the payment within five (5) days after the due date of (x) any interest on the Loan or (y) any Fees, Transaction Costs or any other amounts owing hereunder; provided, however, that any interest payable with respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

            (b) Breach of Representation or Warranty. Any representation or warranty made by Borrower, Guarantor, the REIT or any other Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided, however, that if such breach is capable of being cured, then Borrower, Guarantor and the REIT shall have a period of thirty (30) days after the earlier of (i) the actual knowledge of such breach by Borrower, Guarantor or the REIT or (ii) delivery of notice from Lender of such breach, to cure any such breach.

            (c) Breach of Covenants.

                  (i) Borrower, Guarantor, the REIT or any other Loan Party
            shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.1, 5.8, 5.23, 6.4(a)(i) and (b), 6.6, 6.8 and 6.9, the Fee Letter, or fail to pay all sums when due pursuant to Section 6.4(a)(i).

                  (ii) Borrower or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.9, 5.28 and 6.3 and such failure shall continue uncured for thirty (30) days after the earlier of (A) the actual knowledge of such failure by Borrower or such Loan Party or (B) delivery of notice from Lender thereof.

                  (iii) Borrower or any of the Loan Parties shall fail to
            perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) and (c)(ii) above and (d), (e), (f), (g), (h), (i) and
            (j) below), other than Section 5.26, the breach of which shall not be deemed an Event of Default, and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower or such Loan Party has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

                  (iv) An Event of Default shall occur under any of the Loan
            Documents other than this Agreement.

            (d)   Default Under Other Agreements.

                  (i) Borrower, Guarantor, the Maryland Partnership, Midland
            Hotel, the REIT or the Partnership is in default under (A) any Indebtedness of such Person that is equal to or in excess of $1,000,000.00, which default results in accelerated Indebtedness or
            (B) any other Indebtedness that could have a Material Adverse Effect on such Person's ability to perform its obligations in connection with the Loan.

                  (ii) Borrower, Guarantor, the Maryland Partnership, Midland
            Hotel or the Partnership, as the case may be, is in default under any material term of the applicable Operating Lease or the Maryland FF&E Lease beyond any applicable grace periods provided therein.

            (e) Bankruptcy, etc. (i) Borrower or any other Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against Borrower or any other Loan Party and the petition is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, any other Loan Party or Borrower or any other Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, any other Loan Party or there is commenced against Borrower or any other Loan Party any such proceeding which remains undismissed for a period of ninety (90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower or any other Loan Party is adjudicated insolvent or bankrupt; or (vi) Borrower or any other Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) Borrower or any other Loan Party makes a general assignment for the benefit of creditors; or (viii) Borrower, any other Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) Borrower or any other Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or
(x) Borrower or any other Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action is taken by Borrower or any other Loan Party for the purpose of effecting any of the foregoing.

            (f) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or
Section 302 of ERISA, or (iii) Borrower or any of the Loan Parties or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iv) Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan, or a trust established under Section 4049 of ERISA, or (v) Borrower shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan, or Multiemployer Plan which notice shall not have been withdrawn within fourteen
(14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated or have a trustee appointed to administer any Plan, or (vii) Borrower or any of the other Loan Parties or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (viii) a proceeding shall be instituted against any of Borrower or any of the other Loan Parties, which proceeding is reasonably likely to succeed, to enforce Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan or Plan, any Multiemployer Plan, which could reasonably be expected to subject Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to any tax, penalty or other liability (other than annual contributions or which is not an Event of Default otherwise under this Section 7.1) or the imposition of any lien or security interest on Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group, or (x) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, which proceeding is reasonably likely to succeed, to terminate such Plan, the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, in any event; provided, however, that events or circumstances in Sections 7.1(f)(i) through
(x) shall only be an Event of Default if it results in or is reasonably expected to result in liability to Borrower or any Loan Party in excess of $5,000,000.00 or if it has or is likely to have a Material Adverse Effect; or (xi) the assets of Borrower or any other Loan Party become or are deemed to be assets of an Employee Benefit Plan. No Event of Default under this Section 7.1(f) shall be deemed to have been or be waived or corrected because of any disclosure by Borrower or any Loan Party.

            (g) Judgments. One or more judgments or decrees (i) in an aggregate amount of $1,000,000 or more are entered against Borrower or the REIT or any Loan Party since March 22, 1996 or (ii) which, with respect to Borrower, the REIT and the other Loan Parties, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed (by appeal or otherwise), discharged, paid, satisfied, bonded or vacated within thirty (30) days.

            (h) REIT. (i) The REIT fails to remain a publicly-traded real estate investment trust or the REIT and the Corporation fail to remain in good standing with the New York Stock Exchange and with the Securities and Exchange Commission or (ii) their shares fail to continue to trade as "paired shares" and such failure is not cured within thirty (30) days, if a cure is permitted under Applicable Law.

            (i) First Priority Lien. The Loan Documents after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Collateral (subject to the Permitted Liens) purported to be covered, hereby or thereby.

            (j) Failure to Deliver Franchisor Estoppels and Recognition Letters. Lender shall not have received the Franchisor Estoppels and Recognition Letters for the Florida Property located in Fort Lauderdale or the Texas Property within ninety (90) days of the date hereof.

            Section 7.2 Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Section 7.1(e), the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, the REIT and the other Loan Parties; and upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, the REIT and the other Loan Parties.

            (b) Lender may offset any indebtedness, obligations or liabilities owed to Borrower against any indebtedness, obligations or liabilities of Borrower to it.

            (c) Lender may avail itself of any remedies available to it under the Loan Documents or at law or equity.


            SECTION 8. Intentionally Deleted.


            SECTION 9. MISCELLANEOUS.

            Section 9.1 Payment of Lender's Expenses, Indemnity, etc. Borrower and the REIT shall:

            (a) whether or not the Transactions hereby contemplated are consummated, pay (i) all reasonable out-of-pocket costs and expenses of Lender in connection with Lender's due diligence review of the Collateral, the negotiation, preparation, execution and delivery of the Loan Documents, the creation, perfection or protection of Lender's, Liens in the Collateral (including, without limitation, fees and expenses for title insurance, property inspections, consultants, surveys, lien searches, filing and recording fees, and escrow fees and expenses), all internal valuations and Appraisals of the Real Property Assets made by Lender in connection with the administration of the Loan and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of any outside or special counsel to Lender) and of Lender in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Lender).

            (b) pay, and hold Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Lender) to pay such taxes; and

            (c) indemnify Lender, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document, (ii) the breach of any of Borrower's, the REIT's or other Loan Party's representations and warranties or of any of Borrower's, the REIT's or other Loan Party's

Obligations, (iii) a default under Sections 4.12 or 5.11, including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, and (iv) the exercise by Lender of its rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction) (collectively, "Indemnified Liabilities"). Borrower and the REIT further agree that, without Lender's prior written consent, which shall not be unreasonably withheld, they will not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee. Notwithstanding anything contained herein to the contrary, neither Borrower nor the REIT shall be liable to pay to Lender any amounts with respect to a Real Property Asset for claims, other than Environmental Claims (as defined in the Environmental Indemnity), based upon an event occurring after the consummation of a transfer by or in lieu of foreclosure of all of the Collateral relating to such Real Property Asset to the extent such amounts relate solely to the period after the date of the consummation of such transfer of Collateral. Borrower's and the REIT's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

            Section 9.2 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be in writing (including by facsimile, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of facsimile notice, when sent, answerback received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower, Guarantor and Lender, at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto.

If to Lender, as follows:

            For all notices given in accordance with Sections 2.8(b) and 2.11 of this Agreement to:

                  Lehman Brothers Holdings Inc.
                    d/b/a Lehman Capital, a division of
                    Lehman Brothers Holdings Inc.
                  Three World Financial Center, 9th Floor
                  New York, New York 10285
                  Telephone Number:  (212) 526-6970
                  Telecopier Number:  (212) 528-8986
                  Attention:  Frank Gilhool
            with copies thereof to:

                  Lehman Brothers Holdings Inc.
                   d/b/a Lehman Capital, a division of
                  Lehman Brothers Holdings Inc.
                  Three World Financial Center, 29th Floor
                  New York, New York 10285
                  Telephone Number:  (212) 526-5849
                  Telecopier Number:  (212) 528-6659/6521
                  Attention:  Allyson Bailey

                  Lehman Brothers Holdings Inc.
                   d/b/a Lehman Capital, a division of
                  Lehman Brothers Holdings Inc.
                  Three World Financial Center, 7th Floor
                  New York, New York  10285
                  Telecopier Number:  (212) 526-3721
                  Attention: Scott Kimmel and Annette Nazareth

            For all other notices to:

                  Lehman Brothers Holdings Inc.
                   d/b/a Lehman Capital, a division of
                  Lehman Brothers Holdings Inc.
                  Three World Financial Center, 29th Floor
                  New York, New York 10285
                  Telephone Number:  (212) 526-5849
                  Telecopier Number:  (212) 528-6659/6521
                  Attention:  Allyson Bailey

            with a copy thereof to:

                  Lehman Brothers Holdings Inc.
                   d/b/a Lehman Capital, a division of
                  Lehman Brothers Holdings Inc.
                  Three World Financial Center, 7th Floor
                  New York, New York  10285
                  Telecopier Number:  (212) 526-3721
                  Attention: Scott Kimmel and Annette Nazareth

If to Borrower or Guarantor, as follows:

                  SLT Realty Limited Partnership,
                   c/o Starwood Lodging Trust
                  11835 Olympic Boulevard, Suite 675
                  Los Angeles, California 90064
                  Telephone Number:  (310) 575-3900
                  Telecopier Number:  (310) 575-3764
                  Attention:  Mr. Ronald C. Brown

with copies thereof to:

                  Sidley & Austin
                  555 West Fifth Street
                  Los Angeles, California  90013-1010
                  Telephone Number:  (213) 896-6031
                  Telecopier Number:  (213) 896-6600
                  Attention:  Sherwin L. Samuels, Esq.

            Section 9.3 Successors and Assigns; Participations; Assignments. This Agreement shall be binding upon and inure to the benefit of Borrower, Guarantor, the REIT, Lender, all future holders of the Note and the California Note and their respective successors and assigns.

            Section 9.4 Amendments and Waivers. (a) Neither this Agreement, the Note, the California Note, any other Loan Document to which Borrower, the REIT or any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived other than in a writing executed by Borrower, the REIT, such Loan Party and Lender.

            (b) In the case of any waiver, Borrower, Guarantor, the REIT and Lender shall be restored to their former position and rights hereunder, under the outstanding Note, the California Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            Section 9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower, the REIT or any other Loan Party and Lender shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Borrower, the REIT or any other Loan Party in any case shall entitle Borrower, the REIT or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender, to any other or further action in any circumstances without notice or demand.

            Section 9.6 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the Real Property Asset is located shall apply.

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and Lender, and, by execution and delivery of this Agreement, Borrower, Guarantor and the REIT hereby accept for themselves and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower, Guarantor and the REIT irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower, Guarantor and the REIT at its address set forth in Section 9.2. Borrower, Guarantor and the REIT and Lender hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower, Guarantor or the REIT in any other jurisdiction.

            Section 9.7 Confidentiality; Disclosure of Information. Each party hereto shall treat the transactions contemplated hereby and all financial and other information furnished to it about Borrower, the other Loan Parties and the Real Property Assets, as confidential; provided, however, that such confidential information may be disclosed (a) as required by law or pursuant to generally accepted accounting procedures, (b) to officers, directors, employees, agents, partners, attorneys, accountants, engineers and other consultants of the parties hereto who need to know such information, provided such Persons are instructed to treat such information confidentially, (c) by Lender to any servicer, or assignee ("Transferee"), which disclosure to Transferees and prospective Transferees may include any and all information which has been delivered to Lender by Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents or which has been delivered to Lender in connection with Lender's credit evaluation of Borrower or any other Loan Party prior to entering into this Agreement, provided that such Transferee agrees to be bound by the provisions of this Section 9.7, or (d) upon the written consent of the party whose otherwise confidential information would be disclosed.

            Section 9.8 Non-Recourse. (a) Except as otherwise provided, Lender shall not enforce the Loan, the Security Instruments or any other Loan Document by any action or proceeding wherein a money judgment, deficiency judgment or other judgment for personal liability shall be sought against Borrower, Guarantor or the REIT, or any officer, director, shareholder, partner, trustee, member, successor or assign of Borrower, Guarantor or the REIT, or any person or entity holding a direct or indirect interest in Borrower, Guarantor or the REIT (each of the foregoing, an "Exculpated Party") and Lender for itself, its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any of the Exculpated Parties under or in connection with the Loan, the Security Instruments or any other Loan Document and agrees to look solely to the Collateral for the enforcement of any liability or obligation of any Exculpated Party, provided that nothing contained herein shall be construed to prevent Lender from bringing a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Security Instruments or any other Loan Document, and the interest in the Real Property Assets, the Rents, the Accounts Receivable and any other Collateral given to Lender created by this Agreement, the Security Instruments or any other Loan Document; provided, further, however, that any judgment in any action or proceeding shall be enforceable against any Exculpated Party only to the extent of such Person's interest in the Real Property Assets, in the Rents, in the Accounts Receivable and in any other Collateral given to Lender. Lender, by accepting this Agreement, the Security Instruments or any other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 9.8, sue for, seek or demand any deficiency judgment against any Exculpated Party in any action or proceeding, under or by reason of or in connection with this Agreement, the Security Instruments or any other Loan Document.

            (b) The provisions of Section 9.8 shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Security Instruments or any other Loan Document; (ii) impair the right of Lender to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies, including, without limitation, an action against any Exculpated Party under the Note or the California Note, foreclosure, non-judicial foreclosure, or the exercise of a power of sale under the Additional Security Instruments (as defined in the Security Instruments); however, Lender agrees that it shall not enforce such deficiency judgment against any assets of any Exculpated Party other than the Additional Properties (as defined in the Security Instruments) or in the exercise of its rights and remedies under the Additional Security Instruments; (iii) impair the right of Lender to name any Exculpated Party as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iv) affect the validity or enforceability of, or impair the right of lender to enforce, the Environmental Indemnity or any indemnity, guaranty, master lease or similar instrument made in connection with this Agreement, the Security Instruments or any other Loan Document; (v) impair the right of Lender to obtain the appointment of a receiver; (vi) impair the enforcement of any of the Assignments of Leases and Rents executed in connection herewith, however Lender shall not enforce any judgment thereunder against any assets of any Exculpated Party other than the Rents and Accounts Receivable or such Person's interest in the Rents and Accounts Receivable; (vii) affect the validity or enforceability of, or impair the right of Lender to enforce the Partnership Loan Documents in accordance with their terms; or (viii) impair the right of Lender to enforce the provisions of Section 9.1(c)(iii) hereof or Section 13.2 of the Security Instruments.

            (c) Notwithstanding the provisions of Section 9.8(a) to the contrary, Borrower, Guarantor and the REIT shall be personally liable to Lender for any loss or damage it incurs due to: (i) fraud or intentional misrepresentation by Borrower, Guarantor and the REIT or any Loan Party in connection with the execution and the delivery of this Agreement, the Security

Instruments or any other Loan Document; (ii) Borrower's, Guarantor's, the REIT's or any other Loan Party's misapplication or misappropriation of Rents or Accounts Receivable received by such parties after the occurrence of an Event of Default; (iii) Borrower's, Guarantor's, the REIT's or any other Loan Party's misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) any act of actual waste or arson by Borrower, Guarantor, the REIT or any other Loan Party; (vi) Borrower's, Guarantor's, the REIT's or any other Loan Party's failure to comply with the provisions of Sections 4.12 and 5.11 of this Agreement.

            (d) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 9.8 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of a Default under Section 6.4 of this Agreement or Article 8 of the Security Instruments or if the Real Property Assets or any Personal Property or any part thereof shall become an asset in (a) a voluntary bankruptcy or insolvency proceeding, or (b) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing.

            (e) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt (as defined in the Security Instruments) secured by the Security Instruments or to require that all Collateral shall continue to secure all of the Debt owing to Lender in accordance with this Agreement, the Security Instruments or any other Loan Document.

            (f) Except for subsection (g) of this Section 9.8, the provisions of this Section 9.8 shall not apply to the obligations and liabilities of Borrower, Guarantor or the REIT under Section 5.19 and such obligations and liabilities shall be fully recourse to Borrower, Guarantor and the REIT, jointly and severally.

            (g) Lender acknowledges and agrees that the name "Starwood Lodging Trust" is a designation of the REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995 and as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with the REIT shall look solely to the REIT's assets for the enforcement of any claims against the REIT, as the Trustees, officers, agents and security holders of the REIT assume no personal liability for obligations entered into on behalf of the REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the REIT under this Agreement and the Loan Documents.

            Section 9.9 Intentionally Deleted.

            Section 9.10 Borrower's, Guarantor's and REIT's Assignment. Neither Borrower, Guarantor nor the REIT may assign its rights or obligations hereunder without the prior written consent of Lender.

            Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            Section 9.12 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to Lender.

            Section 9.13 Headings Descriptive. The heading of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            Section 9.14 Marshaling; Recapture. Lender shall be under no obligation to marshal any assets in favor of Borrower, the REIT, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent Lender receives any payment by or on behalf of Borrower, the REIT or any other Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, the REIT or such other Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower, the REIT or such other Loan Party to Lender as of the date such initial payment, reduction or satisfaction occurred.

            Section 9.15 Severability. In case any provision in or obligation under this Agreement, the Note, the California Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 9.16 Survival. Except as expressly provided to the contrary herein, all indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19 and 9.1 shall survive the execution and delivery of this Agreement, the Note, the California Note and the Loan Documents and the making and repayment of the Loan hereunder.

            Section 9.17 Domicile of Loan Portions. Lender may transfer and carry any Loan Portion at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate, subject to Section 2.19, and provided that such transfer does not result in any increase in the costs to be paid by Borrower and the REIT under Sections 2.16, 2.18 or 2.19.

            Section 9.18 Intentionally Omitted.

            Section 9.19 Calculations; Computations. Except as otherwise expressly provided herein, the financial statements to be furnished to Lender pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5.

            SECTION 9.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, THE REIT, GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

            Section 9.21 No Joint Venture. Notwithstanding anything to the contrary herein contained, Lender by entering into this Agreement or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Borrower, Guarantor or the REIT and Borrower, Guarantor and the REIT agree to hold Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

            Section 9.22 Estoppel Certificates. (a) Borrower, Guarantor, the REIT and Lender each hereby agree at any time and from time to time upon not less than ten (10) Business Days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying whether this Agreement is unmodified and in full force and effect (or if there have been modifications, whether the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section , that Lender shall receive, together with Borrower's request for such statement, a certificate of a general partner or senior executive officer of Borrower and the REIT stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

            (b) Within ten (10) Business Days of Lender's request, Borrower shall execute and deliver a certificate of the general partner of Borrower or senior executive officer of Borrower and the REIT confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance with respect to each Eurodollar Portion and each Base Rate Portion, the Contract Rate for each Loan Portion, the dates to which all interest has been paid, and the Interest Period for each Eurodollar Portion. Such statement shall be binding and conclusive on Borrower absent manifest error.

            Section 9.23 No Other Agreements. This Agreement, the Loan Documents and the Fee Letter constitute the entire understanding of the parties with respect to the transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

            Section 9.24 Controlling Document. In the event of a conflict between the provisions of this Agreement and the other Loan Documents the provisions of this Agreement shall control and govern the conflicting provisions of the other Loan Documents.

            Section 9.25 No Benefit to Third Parties. This Agreement is for the sole and exclusive benefit of Borrower, Guarantor, the REIT and Lender. Without limiting the generality of the foregoing, Lender shall not have any duty or obligation to anyone to ascertain that funds advanced hereunder are used as required by the terms hereof or to pay the cost of constructing the improvements on any of the Real Property Assets or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

            Section 9.26 Joint and Several. Subject to the terms and conditions of Section 9.8, Borrower, Guarantor and the REIT are each jointly and severally liable for the payment in full of the Loan and all other sums owing under this Agreement, the Note, the California Note, the Security Instruments and any other Loan Documents and the performance of all of the Obligations.

                        [NO FURTHER TEXT ON THIS PAGE]

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                         SLT REALTY LIMITED PARTNERSHIP

                         By:   Starwood Lodging Trust, its general partner


                                By: /s/ Ronald C. Brown
                                    ---------------------------------
                                    Name: Ronald C. Brown
                                    Title: Vice President and Chief
                                           Financial Officer


                         STARWOOD LODGING TRUST


                         By: /s/ Ronald C. Brown
                             ---------------------------------
                             Name: Ronald C. Brown
                             Title: Vice President and Chief
                                    Financial Officer


                         CP HOTEL REALTY LIMITED PARTNERSHIP

                         By:   SLT Realty Limited Partnership, its general
                               partner

                               By:   Starwood Lodging Trust, its general
                                     partner


                                     By: /s/ Ronald C. Brown
                                         --------------------------------
                                         Name: Ronald C. Brown
                                         Title: Vice President and Chief
                                                Financial Officer


                         MIDLAND BUILDING CORPORATION


                         By: /s/ Steven R. Goldman
                             ----------------------------------
                             Name: Steven R. Goldman
                             Title: Vice President

                         LEHMAN BROTHERS HOLDINGS INC. D/B/A
                         LEHMAN CAPITAL, A DIVISION OF LEHMAN
                         BROTHERS HOLDINGS INC.


                         By: /s/ Joseph J. Flannery
                            __________________________________
                            Name: Joseph J. Flannery
                            Title: Authorized Signatory